SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SAFEWAY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SAFEWAY INC.

5918 Stoneridge Mall Road
Pleasanton, CA 94588-3229

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Safeway Inc., a Delaware corporation (the “Company”), will be held at the San Ramon Marriott Hotel, 2600 Bishop Drive, San Ramon, California on Thursday, May 15, 2003 at 1:30 p.m. for the following purposes:

1.	To elect three directors of the Company to serve for a term of three years and until their successors are elected and have qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2003;

3.	To consider and vote upon an amendment to the 1999 Amended and Restated Equity Participation Plan of Safeway Inc.;

4.	To consider and vote upon reapproval of the Capital Performance Bonus Plan for Executive Officers of Safeway Inc.;

5.	To consider and vote on four stockholder proposals, if properly presented at the Annual Meeting, which proposals are opposed by the Board of Directors; and

6.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      Only stockholders of record at the close of business on March 20, 2003 will be entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder present at the Annual Meeting and, for any purpose germane to the Annual Meeting, during ordinary business hours for at least 10 days prior to the Annual Meeting, at the corporate offices of the Company at the address indicated above.

      Whether or not you plan to attend the Annual Meeting in person, in order to ensure your representation, please vote by proxy as promptly as possible. You may vote by completing, signing, dating and returning the enclosed proxy card by mail, or you may vote by telephone or electronically through the Internet, as further described on the proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

By Order of the Board of Directors,

ROBERT A. GORDON
Secretary

Pleasanton, California

Dated: April 4, 2003

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
2003 NOMINEES
CONTINUING DIRECTORS
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE REPORT OF THE SECTION 162(m) COMMITTEE
REPORT OF THE AUDIT COMMITTEE
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
STOCK PERFORMANCE GRAPH
OPTION GRANTS IN 2002 FISCAL YEAR
AGGREGATED OPTION EXERCISES DURING 2002 FISCAL YEAR AND 2002 FISCAL YEAR-END OPTION VALUES
PROPOSAL 2 SELECTION OF INDEPENDENT AUDITORS
PROPOSAL 3 PROPOSAL TO AMEND THE 1999 AMENDED AND RESTATED EQUITY PARTICIPATION PLAN OF SAFEWAY INC.
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 4 PROPOSAL TO REAPPROVE THE CAPITAL PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS OF SAFEWAY INC.
PROPOSAL 5 SHAREHOLDER VOTE REGARDING POISON PILLS
PROPOSAL 6 STOCKHOLDER PROPOSAL CONCERNING EXPENSING THE COSTS OF STOCK OPTIONS
PROPOSAL 7 STOCKHOLDER PROPOSAL CONCERNING BOARD DECLASSIFICATION
PROPOSAL 8 STOCKHOLDER PROPOSAL CONCERNING INDEXED OPTIONS
GENERAL

SAFEWAY INC.

5918 Stoneridge Mall Road
Pleasanton, CA 94588-3229

PROXY STATEMENT

       This Proxy Statement is furnished to the stockholders on behalf of the Board of Directors of Safeway Inc., a Delaware corporation (“Safeway” or the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company, to be held at the San Ramon Marriott Hotel, 2600 Bishop Drive, San Ramon, California on Thursday, May 15, 2003, at 1:30 p.m. and at any and all adjournments or postponements thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on April 4, 2003.

      Only stockholders of record at the close of business on March 20, 2003 will be entitled to vote at the meeting. At the close of business on March 20, 2003, there were 441,360,120 issued and outstanding shares of Common Stock. A majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business. Each outstanding share of Common Stock not in the treasury is entitled to one vote.

Voting

      If shares are not voted in person, they cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:

(i)	by completing, signing and dating the enclosed proxy and mailing it promptly in the enclosed envelope;

      (ii)  by telephone; or

      (iii) electronically through the Internet.

      Voting By Proxy Card. Each stockholder may vote by proxy by using the proxy card provided to him or her. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card. If you own Common Stock through a broker, bank, nominee, or some other agency that holds Common Stock for your account in a “street name” capacity, you should follow the instructions provided by your broker, bank or nominee regarding how to instruct your broker, bank or nominee to vote your shares.

      Voting By Telephone Or Through The Internet. If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, nominee or some other agency that holds Common Stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting (please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems).

      If your shares of Common Stock are held in “street name” for your account, your broker or other nominee will advise you whether you may vote by telephone or through the Internet.

      Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker, nominee or some other agency that holds Common Stock for your account in a “street name” capacity which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the shares voting, which means that abstentions and broker non-votes will not affect the election of the candidates receiving the plurality of votes. The affirmative vote of a majority of the shares present and voting at the meeting is required for approval of the other proposals properly submitted for consideration at the Annual Meeting. In accordance with the Company’s Bylaws, for purposes of determining the outcome of any other proposal as to which proxies reflect abstentions or broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote with respect to that proposal.

Revocation

      A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please vote with respect to each in accordance with the procedures described thereon to complete your representation. All shares represented by each properly completed and unrevoked proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable. All shares properly voted in accordance with the procedures set forth in this Proxy Statement and the accompanying proxy card will be voted in accordance with your instructions.

Solicitation

      The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, by telecopy and telephone, and personally by a few officers and regular employees of the Company who will not receive additional compensation for solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Common Stock. In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation for a fee of approximately $7,500 plus expenses.

Other Matters

      The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, management knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years or less, depending on the class to which the Board has assigned a director not previously elected by the stockholders. If a quorum is present in person or by proxy, the affirmative vote of a plurality of the shares represented at the Annual Meeting and entitled to vote will be sufficient to elect directors.

      It is intended that the shares represented by proxies, in the accompanying form, by telephone or through the Internet, will be voted for the election of the three nominees named below unless authority to so vote is withheld. All of the nominees have consented to being named herein and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

      The Board of Directors has affirmatively determined that six of the nine current directors are “independent,” in accordance with the New York Stock Exchange (“NYSE”) proposed rules and the Board’s recently adopted Corporate Governance Guidelines, which include Director Independence Standards, as more fully described under Corporate Governance Guidelines in this proxy statement.

      The Nominating Committee of the Board of Directors recommends the three nominees named below for election as directors. The three directors will be elected to office for a three-year term ending at the Annual Meeting in 2006 and until their successors are elected and qualified.

      The following information, which has been provided by the directors, sets forth for each of the nominees for election to the Board of Directors and for each director whose term continues, such person’s age and principal occupation or employment during the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is or was carried on and the period during which such person has served as a Safeway director.

2003 NOMINEES

      JAMES H. GREENE, JR., age 52, has been a member of the Board of Directors since December 17, 1987. Mr. Greene is a General Partner of KKR Associates, L.P. (“KKR Associates”) and is a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. (“KKR”). Mr. Greene is also a director of Accuride Corporation, Owens-Illinois, Inc. and Shoppers Drug Mart Corporation.

      PAUL HAZEN, age 61, has been a member of the Board of Directors since July 18, 1990. Mr. Hazen is currently Chairman of Accel-KKR and senior advisor to KKR. Mr. Hazen retired from Wells Fargo & Co. in April 2001 after serving as Chairman since November 1998. He was Chairman and Chief Executive Officer of Wells Fargo & Co. (bank holding company and national banking association) from January 1995 to November 1998. Mr. Hazen is also a director of E.piphany, Inc., Phelps Dodge Corporation, Xstrata (Schweiz) AG, Willis Group Holdings Ltd., KSL Recreation Corp., and is a director and Deputy Chairman of Vodafone Plc.

      HECTOR LEY LOPEZ, age 55, has been a member of the Board of Directors since May 9, 2000. He has been the General Director of Casa Ley, S.A. de C.V. (“Casa Ley”) for 20 years. Casa Ley operates 102 food and general merchandise stores in western Mexico. Safeway has a 49% ownership interest in Casa Ley.

CONTINUING DIRECTORS

      STEVEN A. BURD, age 53, has been a member of the Board of Directors since September 7, 1993 and has served as Chairman of the Board of Directors since May 12, 1998. He has been Chief Executive Officer of the Company since April 30, 1993 and President of the Company since October 26, 1992. Mr. Burd is also a director of Kohl’s Corporation.

      ROBERT I. MACDONNELL, age 65, has been a member of the Board of Directors since November 26, 1986. Mr. MacDonnell is a Retired Partner of KKR, a position he held from 1982 to 2002. He is also a director of Xstrata (Schweiz) AG.

      PETER A. MAGOWAN, age 60, has been a member of the Board of Directors since November 26, 1986. He served as Chairman of the Board of Directors from November 26, 1986 to May 12, 1998. Mr. Magowan has been Managing General Partner and President of the San Francisco Giants since 1993. Mr. Magowan is also a director of Caterpillar, Inc. and DaimlerChrysler AG.

      GEORGE R. ROBERTS, age 59, has been a member of the Board of Directors since July 23, 1986. Mr. Roberts is a Founding Partner of KKR and KKR Associates. He is a managing member of the limited liability company that serves as the general partner of KKR and a director of Accel-KKR. Mr. Roberts also is a director of Borden Chemical, Inc., The Boyd’s Collection, Ltd., DPL, Inc., KinderCare Learning Centers, Inc., KSL Recreation Corporation, Owens-Illinois, Inc., PRIMEDIA Inc. and Willis Group Holdings Ltd.

      REBECCA A. STIRN, age 50, has been a member of the Board of Directors since May 11, 1999 and is currently a business consultant. She was Vice President, Sales and Marketing, North America, of Collagen Aesthetics, Inc. (formerly Collagen Corporation) (“Collagen”), which developed and manufactured biotechnology products, from January 1998 until the sale of Collagen in September 1999, and was Vice President, Global Marketing Strategy, of Collagen from January 1996 to January 1998.

      WILLIAM Y. TAUSCHER, age 53, has been a member of the Board of Directors since May 12, 1998. He currently is an investor and Chairman of TemTex Industries. Mr. Tauscher was Chief Executive Officer of MainStreet USA Corporation, a marketing and technology e-commerce venture, from January 2000 until July 2000. He was Chairman of the Board of Vanstar Corporation (“Vanstar”), a technology service and networking company, from 1987, and Chief Executive Officer of Vanstar from 1988, until its acquisition by Inacom Corp. in February 1999. He was President of Vanstar from September 1988 to July 1995. Mr. Tauscher is a director of Inacom Corp.

      Mr. MacDonnell and Mr. Roberts are brothers-in-law.

      Messrs. Burd, MacDonnell and Tauscher are in the class of directors whose term will expire in 2004.

      Messrs. Magowan and Roberts and Ms. Stirn are in the class of directors whose term will expire in 2005.

Beneficial Ownership of Securities

      The following table sets forth certain information regarding the beneficial ownership of Safeway’s outstanding Common Stock as of March 20, 2003 by (i) each of Safeway’s directors and nominees who is a stockholder, (ii) each of the persons listed in the Summary Compensation Table below who is a stockholder, (iii) all executive officers and directors of Safeway as a group and (iv) each person believed by Safeway to own beneficially more than 5% of its outstanding shares of Common Stock. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them.

	Number of Shares
	Beneficially	Percentage
Name of Beneficial Owner	Owned(1)	of Class(1)

Steven A. Burd(2)(3)	6,192,539	1.39%
James H. Greene, Jr.(4)	366,656	*
Paul Hazen(5)	355,999	*
Hector Ley Lopez(5)	11,392	*
Robert I. MacDonnell(6)(7)	1,359,442	*
Peter A. Magowan(5)	2,175,790	*
George R. Roberts(8)(9)	8,695,154	1.97%
Rebecca A. Stirn(5)	12,395	*
William Y. Tauscher(5)	123,825	*
Vasant M. Prabhu(2)	306,703	*
Richard W. Dreiling(2)(10)	388,500	*
Bruce L. Everette(2)	599,119	*
Larree M. Renda(2)	430,191	*
All executive officers and directors as a group (23 persons)(2)	22,713,042	5.04%
FMR Corp.(11)	27,772,076	6.30%
Wellington Management Company, LLP(12)	24,294,385	5.51%

*	Less than 1%

(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” as of a given date of any shares which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The address of each of the directors and executive officers included in the table is c/o Safeway Inc., 5918 Stoneridge Mall Road, Pleasanton, CA 94588-3229.

(2)	Includes shares issuable upon exercise of stock options as follows: Mr. Burd, 5,737,292; Mr. Prabhu, 280,000; Mr. Dreiling, 388,500; Mr. Everette, 546,000; Ms. Renda, 392,500; and all executive officers and directors as a group, 9,229,787. Does not include shares issuable upon exercise of stock options which are not vested and will not become vested within 60 days after March 20, 2003.

(3)	Does not include 6,400 shares in irrevocable trusts created by Mr. Burd for the benefit of his children with respect to which Mr. Burd disclaims any beneficial ownership.

(4)	Includes 83,340 shares issuable upon exercise of stock options. Does not include 20,000 shares owned by Mr. Greene’s wife or 12,000 shares held in trust by Mr. Greene’s wife for the benefit of their children, as to which Mr. Greene disclaims any beneficial ownership.

(5)	Includes shares issuable upon exercise of stock options as follows: Mr. Hazen, 5,999; Mr. Ley Lopez, 7,524; Mr. Magowan, 8,938; Ms. Stirn, 8,938; and Mr. Tauscher, 119,358.

(6)	Includes 8,938 shares issuable upon exercise of stock options.

(7)	Does not include 517,000 shares held in an irrevocable trust created by Mr. MacDonnell for the benefit of his children (the “MacDonnell Trust”), with respect to which Mr. MacDonnell disclaims any beneficial ownership.

(8)	Includes 8,938 shares issuable upon exercise of stock options.

(9)	Does not include 517,000 shares held by Mr. Roberts as a trustee of the MacDonnell Trust. As co-trustee, Mr. Roberts shares the authority to vote and to dispose of the shares, but has no economic interest in the shares. Does not include 800,000 shares held in an irrevocable trust created by Mr. Roberts for the benefit of his children, with respect to which Mr. Roberts disclaims any beneficial ownership.

(10)	Mr. Dreiling resigned as Executive Vice President, effective January 5, 2003.

(11)	All information regarding FMR Corp. and its affiliates is based on information disclosed in the Schedule 13G filed on February 14, 2003 by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (the “FMR Schedule 13G”). The FMR Schedule 13G indicates that, at December 31, 2002, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 25,349,950 of such shares as a result of acting as investment adviser to various investment companies, (ii) Fidelity Management Trust Company, a bank that is a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 889,082 of such shares as a result of its serving as investment manager of institutional account(s), (iii) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 756 of such shares in its capacity as an investment adviser to individuals, (iv) Geode Capital Management, LLC, a Delaware limited liability company whose managers are certain shareholders and employees of FMR Corp, was the beneficial owner of 2,573 of such shares in its capacity as a registered investment adviser, (v) Fidelity International Limited is the beneficial owner of 1,529,715 of such shares as a result of its providing investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, and (vi) FMR Corp. and Edward C. Johnson 3d each has sole dispositive power over 25,239,032 of such shares and sole voting power over 872,982 of such shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(12)	All information regarding Wellington Management Company, LLP (“WMC”) is based on information disclosed in a Schedule 13G filed with the SEC on February 12, 2003 by WMC (the “WMC Schedule 13G”). According to the WMC Schedule 13G, WMC, in its capacity as investment adviser, was the beneficial owner of the reported shares as of December 31, 2002. WMC has shared voting power with respect to 17,848,375 of the shares and shared dispositive power with respect to all of the shares. WMC’s address is 75 State Street, Boston, Massachusetts 02109.

Corporate Governance Guidelines

      On February 25, 2003, the Board of Directors of the Company adopted Corporate Governance Guidelines (“Guidelines”) to assist in the exercise of its responsibilities in serving the best interests of the Company and its stockholders. The Guidelines address such matters as director qualification standards, director indepen-

dence, size of the Board, selection of new directors, sessions of non-management directors, director compensation, Board access to senior management and independent advisors, and the annual self-evaluation process. A complete copy of the Guidelines is available on the Company’s website at www.safeway.com/investor relations.

      As part of the Guidelines, the Board approved Director Independence Standards by which to measure each director’s “independence” in accordance with the NYSE’s proposed listing standards. The proposed NYSE rules contain broad guidelines prohibiting direct or indirect “material” relationships with the Company or its affiliates in order for a director to be considered independent. The Company’s Board approved the following guidelines that go beyond those required by the NYSE to assist it in determining director independence:

(a)	A director will not be deemed independent if, within the preceding five years, (i) the director was employed by Safeway; (ii) an immediate family member[1] of the director was employed by Safeway as an officer; (iii) the director was employed by or affiliated with Safeway’s independent auditor; (iv) an immediate family member of the director was employed by Safeway’s independent auditor as a partner, principal or manager; or (v) a Safeway executive officer was on the compensation committee of the board of directors of a company which employed the Safeway director, or which employed an immediate family member of the director as an officer;

(b)	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a Safeway director is an executive officer or director, partner and/or holder of a greater than 10% equity interest of another company that does business with Safeway and the annual sales to, or purchases from, Safeway are less than one percent (1%) of the annual gross revenues of the company he or she serves as an executive officer or director, partner and/or holder of a greater than 10% equity interest; (ii) if a Safeway director is an executive officer or director, partner and/or holder of a greater than 10% equity interest of another company which is indebted to Safeway, or to which Safeway is indebted, and the total amount of either company’s indebtedness to the other is less than one percent (1%) of the total consolidated assets of the company he or she serves as an executive officer or director, partner and/or holder of a greater than 10% equity interest; and (iii) if a Safeway director serves as an officer, director or trustee of a charitable organization, and Safeway’s discretionary charitable contributions to the organization are less than one percent (1%) of that organization’s total annual charitable receipts;

(c)	For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a director is the CEO of a company that purchases products and services from Safeway that are more than one percent (1%) of that company’s annual gross revenues, the independent directors could determine, after considering all of the relevant facts and circumstances, whether such a relationship was material or immaterial, and whether the director would therefore be considered independent under the proposed NYSE rules. The Company would explain in its annual proxy statement the basis for any board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in subsection b) above.

      Based on the above standards, the Board has affirmatively determined that Ms. Stirn, and Messrs. Greene, Hazen, MacDonnell, Roberts and Tauscher qualify as independent. Mr. Burd, as Chief Executive Officer of the Company, has not been determined to be independent. Mr. Ley Lopez is the General Director of Casa Ley, which has a material relationship with the Company, and he has not been determined to

[1]	“Immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home.

be independent. Mr. Magowan receives retirement benefits from the Company’s non-qualified retirement plan and, thus, has not been determined to be independent. See “Certain Relationships and Transactions.”

Board Meetings, Committees and Compensation

      The Company’s Board of Directors held four regular meetings and three special meetings in fiscal 2002. Each director attended 75% or more of the total number of Board meetings and meetings of Board committees on which the director served during the time such director served on the Board or committee. In 2002, the Board of Directors had the following standing committees: Audit Committee, Compensation and Stock Option Committee, Section 162(m) Committee and Nominating Committee.

      Audit Committee: Paul Hazen, Chair; Rebecca A. Stirn and William Y. Tauscher. As directed by the Board, the functions of the Audit Committee include selecting, evaluating and, where appropriate, replacing independent auditors employed by the Company; conferring with the independent auditors regarding their audit of the Company, the independent auditors’ opinion and annual management letter; reviewing the audit and non-audit fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; meeting with the Company’s internal auditors; reviewing with the independent and internal auditors the results of their examinations; and recommending changes in financial policies or procedures as suggested by the auditors. All members of the Audit Committee are independent directors as defined by the NYSE’s current and proposed listing standards and the Company’s recently adopted Director Independence Standards. During fiscal 2002, the Audit Committee held seven meetings. In October 2002, the Board adopted an Amended and Restated Charter for the Audit Committee, a copy of which is attached to this proxy statement as Exhibit A. The Audit Committee report is included below.

      Audit Committee Financial Expert: Pursuant to Section 407 of the Sarbanes-Oxley Act, the SEC has adopted rules requiring companies to disclose whether the Company’s Audit Committee has at least one “audit committee financial expert”, as that term is defined in the SEC’s rules and regulations. The Board of Directors has determined that each of Paul Hazen and William Tauscher qualify as audit committee financial experts, as defined in the SEC’s rules and regulations.

      Compensation and Stock Option Committee: William Y. Tauscher, Chair; James H. Greene, Jr., Paul Hazen, Robert I. MacDonnell and Rebecca A. Stirn. This committee was renamed the Executive Compensation Committee (the “Compensation Committee”) in 2003. The functions of the committee are to review and approve the Company’s goals and objectives relevant to compensation of executive officers, stay informed as to market levels of compensation and, based on evaluations submitted by management, set compensation levels for the Company’s executive officers that correspond to the Company’s goals and objectives. The Compensation Committee also evaluates the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and sets the Chief Executive Officer’s compensation level based on this evaluation. The committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans. The committee also produces an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The committee currently consists of five members, all of whom qualify as independent under the NYSE’s current and proposed listing standards and the Company’s Director Independence Standards. During fiscal 2002, the Compensation and Stock Option Committee held two meetings.

      Section 162(m) Committee: Rebecca A. Stirn, Chair and Paul Hazen. In 2003, the Section 162(m) Committee was dissolved and its members became a subcommittee of the Compensation Committee. In 2003, the functions of the Section 162(m) Subcommittee will be substantially similar to those previously performed by the Section 162(m) Committee. The functions of the Subcommittee are to approve grants of stock options to the Company’s executive officers, including the Chief Executive Officer, in accordance with Rule 16b-3 under the Securities Exchange Act of 1934. The Section 162(m) Subcommittee also adopts performance goals with respect to performance-based compensation for executive officers, including the Chief Executive Officer, and certifies whether performance goals have been met before performance-based compensation is paid to executive officers in accordance with Section 162(m) of the Internal Revenue Code of 1986. The Section 162(m) Subcommittee is also responsible for administering the 1999 Amended and Restated Equity Participation Plan. The Section 162(m) Subcommittee performs any other action required to be performed by a committee or subcommittee of “non-employee directors” (pursuant to Rule 16b-3) and “outside directors” (pursuant to Section 162(m)). During fiscal 2002, the Section 162(m) Committee did not hold any meetings but took action by unanimous written consent.

      Nominating Committee: Rebecca A. Stirn, Chair; Paul Hazen and William Y. Tauscher. The Nominating Committee, established in 2001, was reconstituted in 2003 as the Nominating and Corporate Governance Committee (the “Nominating Committee”). Among the functions of the committee are to propose nominees for election to the Board of Directors and consider the qualifications of directors. The Nominating Committee recommended to the Board the slate of directors for election at this Annual Meeting. The Nominating Committee will consider nominations of persons for election as directors that are submitted by stockholders in writing in accordance with certain requirements set forth in the Company’s Bylaws. During fiscal 2002, the Nominating Committee held two meetings.

      In the future, the Nominating Committee also will be responsible for developing and recommending to the Board Corporate Governance Guidelines for the Company, overseeing the annual review of the Board, and evaluating its own performance on an annual basis. The Nominating Committee Charter is available on the Company’s website at www.safeway.com/investor relations.

      Director Compensation: Directors who are not employees of the Company or its subsidiaries were paid an annual fee of $40,000 in 2002.

      The 1999 Amended and Restated Equity Participation Plan (the “1999 Equity Plan”) generally provides for the grant to non-employee directors of options to purchase shares of Common Stock of the Company and requires non-employee directors to purchase shares of Common Stock as a condition to membership on the Board. The 1999 Equity Plan provides for the grant of an option to purchase the number of shares of Common Stock equal to $200,000 divided by the Purchase Price (defined as 80% of the fair market value of a share of Common Stock on the date of grant) to (a) each non-employee director serving as of May 11, 1999 (the effective date of the 1999 Equity Plan) who had not already received a grant under the Outside Director Equity Purchase Plan (the “Prior Director Plan”) and (b) each non-employee director initially elected or appointed to the Board after May 11, 1999. The foregoing option grants are conditioned on the purchase by such non-employee directors of shares of Common Stock as set forth in the 1999 Equity Plan.

      Pursuant to the 1999 Equity Plan, each non-employee director also receives an automatic grant of an option to purchase 2,000 shares of Common Stock as of the date of each annual meeting of stockholders occurring after such director’s initial election to the Board. In addition, the 1999 Equity Plan provides that any non-employee director who received an initial grant of stock options under the Prior Director Plan, but had not yet received a grant of stock options after three continuous years of service as provided under the Prior Director Plan, will be granted non-qualified stock options to purchase 100,000 shares of Common Stock after serving on the Board for three continuous years. All director options vest ratably over a three-year term.

      Under the Deferred Compensation Plan for Safeway Directors, a non-employee director may elect to defer, until a specified calendar year or until retirement from the Board, all or any portion of the director’s cash compensation. The director may elect to have such compensation credited to a cash credit account (which accrues interest at the prime rate) or a stock credit account (based on an equivalent number of shares of Common Stock that could have been purchased with the deferred compensation). All distributions of a director’s cash or stock credit account are made in cash.

Certain Relationships and Transactions

      Mr. Magowan resigned from his position as Chief Executive Officer of the Company effective April 30, 1993 and from his position as Chairman of the Board of the Company on May 12, 1998. He continues to serve as a director of the Company and commenced receiving an annual director’s fee effective January 1, 1998. Mr. Magowan continues to receive insurance benefits. Upon his retirement from the Company in April 1997, he took retirement benefits in a lump sum amount of $730,300 in accordance with the terms of the Company’s qualified retirement plan and became entitled to receive $488,968 per year from the Company’s non-qualified retirement plan.

      During 2002, the Company sold approximately $19 million in products to Casa Ley for resale in Casa Ley’s retail stores. It is anticipated that sales of a similar magnitude will be made in 2003. Mr. Ley Lopez, a member of the Company’s Board of Directors, is the General Director of Casa Ley. Since 1981, Safeway has had a 49% ownership interest in Casa Ley. The remaining 51% is owned by adult members of the Ley family, including Mr. Ley Lopez (who individually has a less than 10% equity interest in Casa Ley).

      In September 2000, pursuant to Mr. Prabhu’s employment agreement, the Company loaned Mr. Prabhu $1,000,000 under a promissory note in connection with Mr. Prabhu’s relocation to northern California. The note is secured by Mr. Prabhu’s residence and bears no interest. Twenty percent of the principal amount was repaid on September 1, 2001, 40% is due on April 30, 2003 and 40% is due on September 1, 2004. Since the beginning of fiscal 2002, the largest aggregate amount of indebtedness outstanding for Mr. Prabhu was $800,000, and Mr. Prabhu remained indebted to the Company in that amount as of March 20, 2003.

      In May 2000, the Company loaned Mr. Dreiling, former Executive Vice President, $500,000 in connection with the purchase and construction of a new residence in northern California. In May 2001, the Company loaned Mr. Dreiling $1,270,000, out of which the original $500,000 loan was paid off. The current note is secured by Mr. Dreiling’s residence, bears no interest and is due in May 2007. Since the beginning of fiscal 2002, the largest aggregate amount of indebtedness outstanding for Mr. Dreiling was $1,270,000, and Mr. Dreiling remained indebted to the Company for this amount as of March 20, 2003.

      In May 2000, Mr. Ley Lopez purchased 3,868 shares of Common Stock of the Company pursuant to the 1999 Equity Plan. In connection with such purchase, Mr. Ley Lopez delivered to the Company a full recourse promissory note in the amount of $139,900 which matures in 2010 and bears interest at 8.3% per annum. Such amount (plus accrued interest) represents the largest aggregate amount of indebtedness outstanding since the beginning of fiscal 2002 for Mr. Ley Lopez, and he remained indebted to the Company for this amount (plus accrued interest) as of March 20, 2003.

      In July 1999, the Company entered into a loan agreement with Dick W. Gonzales, Senior Vice President, pursuant to which the Company loaned Mr. Gonzales $400,000 under a promissory note in connection with Mr. Gonzales’ relocation to northern California. The note is secured by Mr. Gonzales’ residence, bears no interest and is due in July 2004. Since the beginning of fiscal 2002, the largest aggregate amount of indebtedness outstanding for Mr. Gonzales was $400,000, and Mr. Gonzales remained indebted to the Company for this amount as of March 20, 2003.

      In June 1998, the Company loaned Bruce L. Everette, Executive Vice President, $650,000 in connection with his relocation to northern California. The note is secured by a second deed of trust on his residence, bears no interest and is due in June 2003. The largest aggregate amount of indebtedness outstanding under the note since the beginning of fiscal 2002 was $650,000, and Mr. Everette remained indebted to the Company for this amount as of March 20, 2003.

      See COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION for additional relationships and transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of Common Stock (Forms 3, 4 and 5) with the Securities and Exchange Commission (the “SEC”) and the NYSE.

      To the best of the Company’s knowledge, for fiscal 2002 all filing requirements applicable to its executive officers and directors (the Company has no greater-than-ten-percent beneficial owners) were complied with, except that one report was filed late on behalf of Dick W. Gonzales relating to the sale of 750 shares from his Employee Stock Purchase Plan account.

Executive Compensation

      Summary Compensation Table. The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 2002, 2001, and 2000 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2002.

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation Awards
		Annual Compensation
						Restricted	Securities
					Other Annual	Stock	Underlying	All Other
		Salary	Bonus		Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)(a)		($)	($)	(#)	($)

		(dollars in thousands)
Steven A. Burd	2002	1,000	258		—	—	—	—
Chairman, President and	2001	1,000	1,150		59 (b)	—	—	—
CEO	2000	870	1,657	(c)	—	—	2,000,000	—
Vasant M. Prabhu	2002	535	638	(d)	—	—	—	—
Executive Vice President and	2001	517	400		—	—	200,000	—
CFO	2000	154	900	(e)	—	2,000,000 (f)	600,000	—
Richard W. Dreiling(g)	2002	535	139		—	—	—	538 (h)
Executive Vice President	2001	517	400		—	—	—	—
	2000	435	524		—	—	—	—
Bruce L. Everette	2002	517	134		—	—	—	—
Executive Vice President	2001	420	464		—	—	50,000	—
	2000	362	397		—	—	—	—
Larree M. Renda	2002	535	139		—	—	—	—
Executive Vice President	2001	517	400		—	—	—	—
	2000	435	524		—	—	—	—

(a)	Represents cash and stock bonuses earned by the named individual during the fiscal year indicated.

(b)	Represents amounts for Mr. Burd’s personal use of the corporate jet.

(c)	Includes a retention bonus of $450,000.

(d)	Represents a retention bonus of $500,000 paid in 2002 for services rendered in 2002 and 2001 pursuant to Mr. Prabhu’s employment agreement, and a capital performance bonus of $138,000.

(e)	Represents a signing bonus of $325,000, an operating performance bonus of $325,000 and a retention bonus of $250,000.

(f)	Mr. Prabhu was awarded 41,344 shares of restricted stock which vested 25% on December 31, 2000, 25% on January 1, 2001 and 50% on January 1, 2002. Mr. Prabhu has surrendered 14,641 shares to the Company to satisfy tax withholding obligations upon vesting. As of March 20, 2003, Mr. Prabhu held 26,703 of such shares and the value of such shares as of the end of fiscal 2002 was $609,629.

(g)	Mr. Dreiling resigned as Executive Vice President, effective January 5, 2003.

(h)	Includes $538,200, the amount of Mr. Dreiling’s base salary at the time of his resignation, to be paid to Mr. Dreiling pursuant to the terms of his Separation Agreement.

      Employment Agreement. Mr. Prabhu is a party to an employment agreement with the Company effective as of August 14, 2000. As contemplated by the agreement, Mr. Prabhu serves as Executive Vice President and Chief Financial Officer of the Company and also as President of E-Commerce Businesses. Under the agreement, the Company has agreed to pay Mr. Prabhu a base salary of $500,000, subject to annual adjustment, and an annual target bonus of 125% of base salary (and in any event not less than $325,000 for services rendered during 2000). In addition, Mr. Prabhu received a signing bonus of $325,000 and a relocation allowance of $25,000 and is eligible to receive retention bonuses equal to $250,000 for services rendered during each of 2000, 2001, 2002 and 2003, provided that Mr. Prabhu remains employed by the Company as of December 30 of the applicable year. Pursuant to the agreement, the Company granted Mr. Prabhu an option to purchase 600,000 shares of Common Stock at an exercise price of $48.375 per share, which option vests ratably over a five year period. Pursuant to the agreement, the Company also granted Mr. Prabhu an option to purchase an additional 200,000 shares of Common Stock, effective December 2001. In addition, the Company awarded Mr. Prabhu 41,344 shares of restricted stock which vested 25% on December 31, 2000, 25% on January 1, 2001 and 50% on January 1, 2002. Mr. Prabhu also received a $1,000,000 interest-free mortgage loan payable 20% on September 1, 2001, 40% on April 30, 2003 and 40% on September 1, 2004. The agreement provides that, in the event Mr. Prabhu’s employment is terminated by the Company without cause or by Mr. Prabhu for good reason, Mr. Prabhu shall be entitled to receive one year’s base salary (during which period his stock options will continue to vest), accelerated vesting of his restricted stock and any remaining unpaid retention bonuses.

      Separation Agreement. Mr. Dreiling resigned, effective January 5, 2003, as Executive Vice President of Marketing, Manufacturing & Distribution of the Company. He entered into a Separation Agreement with the Company, pursuant to which he is on a leave of absence through and including May 30, 2006, or upon his commencement of employment with an employer other than the Company, whichever is earlier. He will be paid through January 2, 2004 an amount equivalent to $538,200, his base salary at the time of his resignation, in accordance with normal Company payroll cycles. He also received a bonus in the amount of $138,000 for services rendered in 2002 under the Company’s capital bonus plan. He will also receive an amount equal to the greater of 75%, or such other amount as determined by Safeway, of his maximum bonus for the year 2003, to be paid in weekly installments during 2004. Mr. Dreiling will continue to be eligible for retirement, 401(k) and group health coverage from Safeway and his outstanding stock options shall continue to vest according to schedule during the period from January 5, 2003 through and including May 30, 2006, or his commencement of employment with a new employer, whichever is earlier.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Greene, Hazen and MacDonnell and Ms. Stirn served as members, and Mr. Tauscher served as Chair, of the Compensation and Stock Option Committee, recently renamed the Executive Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors during fiscal 2002. Mr. Hazen served as a member, and Ms. Stirn served as Chair, of the Section 162(m) Committee (reconstituted as the Section 162(m) Subcommittee) during fiscal 2002.

      The SEC requires disclosure of certain relationships with the Company that involve the members of the Compensation Committee. The Company engages in various transactions with entities in which certain of its directors have an interest. For the most part, and except as disclosed otherwise, such transactions and relationships are not material to the individual or to Safeway. The transactions are not significant enough to result in those directors not being considered “independent” within the meaning of the Company’s narrowly prescribed Director Independence Standards or the NYSE’s current or proposed listing standards. Thus, each member of the Compensation Committee and the Section 162(m) Subcommittee has been affirmatively determined by the Board to be independent under these standards.

      Several of the transactions described below involve various affiliates of Kohlberg, Kravis, Roberts & Co. (“KKR”). As reported in this proxy statement, two of the Company’s directors are executives of KKR, one director is a retired executive of KKR, and one director is a senior advisor to KKR. As shown by the detailed discussion below, the transactions are insignificant to these directors and to Safeway.

      The history of the Company’s relationship with KKR provides a useful starting point for understanding these transactions. In an attempt to improve stockholder value, Safeway was acquired and taken private in 1986 by partnerships formed by KKR and Safeway senior management. Over the next several years, the Company improved its operations, reduced debt and became a public company again in 1990. Beginning in 1996, KKR gradually reduced its ownership of Safeway stock through a sale to the Company and a series of secondary stock offerings and other public sales. For the past two years, neither KKR nor any of its affiliated partnerships or companies has owned any shares of Safeway stock.

      All of the transactions described below involving KKR affiliates are ordinary course transactions for Safeway. The number of transactions and the amounts involved are insignificant to Safeway and to the KKR affiliates. None of the directors participates in the day-to-day operations of these businesses, and each has only a small indirect ownership interest.

      Safeway has a strategic alliance with, and 50% voting interest in, GroceryWorks Holdings, Inc. (“GroceryWorks”), a company that serves as Safeway’s exclusive on-line grocery channel. Accel-KKR Company, LLC owns approximately 2.9% of the equity of GroceryWorks. Mr. Hazen is Chairman of Accel-KKR, and is senior adviser to KKR. Mr. Roberts also is a director of Accel-KKR. Messrs. Greene, MacDonnell and Roberts have indirect equity interests in Accel-KKR through indirect interests in the managing member of Accel-KKR and indirect investments in Accel-KKR. In the aggregate, their interests represent approximately 2% of the equity of Accel-KKR, that is, less than 2% of Accel-KKR’s 2.9% interest in GroceryWorks.

      Pacific Realty Associates, L.P. (“PacTrust”) is a limited partnership, the sole general partner of which is a corporation owned by approximately 45 individuals, including Messrs. Roberts, Greene and MacDonnell. Through their ownership interest in the corporate general partner, the collective ownership interest of Messrs. Roberts, Greene and MacDonnell in PacTrust is approximately 3.8%. None of these directors is involved in the day-to-day management of PacTrust or in the negotiations related to the purchase of Safeway non-operating properties or negotiations of Safeway lease or other payments. Messrs. Roberts and MacDonnell hold two of four director positions of the corporate general partner, but do not hold any officer position.

      In March 2002, Safeway sold eight non-operating properties to PacTrust for an aggregate purchase price of $2,560,000. Safeway’s Audit Committee reviewed these proposed transactions, including the amount of consideration to be paid, and approved them.

      PacTrust is the landlord of a Safeway store and gas station in Woodburn, Oregon, which opened in September 2002. During fiscal year 2002, Safeway paid PacTrust $144,616 in ground rent and contributed $1,842,124 for site improvements with respect to the ground lease.

      PacTrust, together with an entity controlled by PacTrust, owns an 80% general partnership interest in Sparks Center Associates, which owns a shopping center in Sparks, Nevada where Safeway owns and operates a grocery store. During fiscal year 2002, Safeway paid approximately $47,600 in common area operating expenses to Sparks Center Associates with respect to that store.

      PacTrust controls another entity which owns an 80% general partnership interest in Carmel Valley Partners, which leases a grocery store to Safeway in Carmel, California. Safeway has operated a grocery store at this location since 1968. During fiscal year 2002, Safeway paid Carmel Valley Partners $404,079 in rent under the lease for that store.

      Safeway believes that the amounts paid with respect to the foregoing real estate purchases and leases were at least as favorable as the rates that could have been obtained from unrelated third parties.

      In May 2000, and amended in April 2002, the Company entered into a three-year service agreement with Willis of Arizona, Inc. (“Willis Arizona”), a subsidiary of a public company, and one of the world’s leading insurance brokerage firms. Willis Arizona is controlled by an affiliate of KKR. Messrs. Roberts, Greene and MacDonnell are shareholders of the KKR affiliate that controls Willis Arizona. Mr. Roberts and Mr. Hazen are on the board of directors of Willis Group Holdings Ltd., the parent company of Willis Arizona. Willis Group Holdings Ltd. had revenues of $1.735 billion in 2002. Under the agreement, Willis Arizona assists the

Company in the design of loss control programs and performs other risk management-related services in exchange for a fee. During fiscal 2002, the Company paid Willis Arizona approximately $72,800 in fees pursuant to the agreement. The Company believes that the rates charged with respect to the foregoing service agreement were at least as favorable as the rates that could be obtained from unrelated third parties.

      In 1998, Mr. Tauscher purchased 4,467 shares of Common Stock of the Company pursuant to the 1999 Equity Plan. In connection with such purchase, Mr. Tauscher delivered to the Company a full recourse promissory note in the amount of $133,070 which matures in 2008 and bears interest at 5.75% per annum. Such amount (plus accrued interest) represents the largest aggregate amount of indebtedness outstanding since the beginning of fiscal 2002 for Mr. Tauscher, and he remained indebted to the Company for such amount (plus accrued interest) as of March 20, 2003.

      In 1999, Ms. Stirn purchased 3,457 shares of Common Stock of the Company pursuant to the 1999 Equity Plan. In connection with such purchase, Ms. Stirn delivered to the Company a full recourse promissory note in the amount of $139,900, which matures in 2009 and bears interest at 5.5% per annum. Such amount (plus accrued interest) represents the largest aggregate amount of indebtedness outstanding since the beginning of fiscal 2002 for Ms. Stirn, and she remained indebted to the Company for such amount (plus accrued interest) as of March 20, 2003.

      The following Reports of the Compensation Committee and of the Section 162(m) Committee, Report of the Audit Committee and the Stock Performance Graph are not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE SECTION 162(m) COMMITTEE

      The Company’s policies with respect to the compensation of executive officers, including the Chief Executive Officer (“CEO”), are approved by the Compensation Committee. The policies are (1) to base a significant portion of total yearly compensation of executive officers on the performance of the Company and the individual performances of the executive officers, (2) to award the Company performance-based portions of compensation only when overall Company performance reaches pre-established levels, and (3) to pay base salaries and to recommend, subject to approval by the Section 162(m) Subcommittee, stock option awards for executive officers based on a review of competitive compensation practices of various industry groups and comparable size companies, overall financial, strategic and operational Company performance, improvement in the market value of the Company’s stock and each individual executive officer’s performance. The relationship of Company performance to the compensation of executive officers, including the CEO, is as follows.

      The Company undertakes an annual planning process which culminates in the adoption and approval of an operating plan for the Company. The operating plan includes a target level for Company operating performance for the following year. The specific elements of Company operating performance, as set forth in the Company’s 2001 Amended and Restated Operating Performance Bonus Plan (the “Operating Bonus Plan”) that are relevant to compensation determinations generally are: identical store sales, operating profit and working capital. Each year, an operating performance threshold based upon target level performance of one or more of the above factors is set by the Section 162(m) Committee (and in future years, by the Section 162(m) Subcommittee). No operating performance-based compensation is awarded to executive officers, including the CEO, unless that operating performance threshold is met. If the operating performance threshold is met, operating performance-based compensation of a specified percentage (set by the Section 162(m) Subcommittee) of the CEO’s base salary (up to a maximum bonus award of $3.0 million) is awarded to the CEO based upon the extent to which Company performance exceeds the threshold. Executive officers other than the CEO are eligible to receive operating performance-based compensation up to a specified percentage (set by the Section 162(m) Subcommittee) of each such executive officer’s base salary (up to a maximum bonus award of $1.5 million), based upon the extent to which Company performance exceeds the threshold. The amount of operating performance-based compensation awarded to such executive officers may be reduced by the Section 162(m) Subcommittee. The foregoing ranges of base salary payable to the CEO and other executive officers were established based on a review of competitive compensation levels with a view to allowing for higher than average incentive compensation to supplement lower than average base compensation.

      The Senior Vice President, Supply, has an additional bonus component under the Operating Bonus Plan based generally on one or more of the following results: Supply Division operating income, plant performance, third party sales income contribution, working capital, and identical store sales. If the performance target set for the Supply Division by the Section 162(m) Subcommittee is met, the Senior Vice President, Supply, is entitled to a specified percentage (set by the Section 162(m) Subcommittee) of his base salary (up to a maximum bonus award of $550,000).

      Operating performance-based compensation may, at the option of the executive, be paid in cash, in stock, or in a combination of cash and stock. Based on actual operating results in 2002, Company performance did not exceed the threshold of operating performance and, accordingly, operating performance-based compensation was not awarded to the CEO or other executive officers.

      In addition to operating performance-based compensation, the most senior executive officers who are responsible for making capital investment decisions, including the CEO, are eligible for capital performance-based compensation, payment of which is contingent on new capital investments of the Company achieving targeted rates of return on each new store or remodel capital investment project. Capital performance generally is measured for the first and third years following completion of a particular project. With respect to each such year, if the capital performance threshold is met, the CEO is eligible for a bonus award not to exceed 30% of his base compensation (up to a maximum bonus award of $375,000). The other eligible executive officers are entitled to a bonus award of between 15% and 30% of each of such executive officer’s base salary (up to a maximum bonus award of $300,000), based upon the extent to which capital performance exceeded the threshold. The foregoing range of percentages was established at a level intended to emphasize the importance of capital spending to the Company’s business. Based on the results of the measured projects, which in the aggregate exceeded the pre-established targeted rates of return, the CEO and certain other executive officers earned a capital performance-based bonus in 2002 with respect to measured first and third year projects.

      Base salaries are evaluated annually for all executive officers, including the CEO. Base salaries for executive officers, including the CEO, are based in part on overall financial, strategic and operational Company performance, improvement in market value of the Company’s stock, individual performance and competitive salary levels. Of these factors, the most significance is accorded to overall Company performance and improvement in market value of the Company’s stock, followed by individual performance and competitive salary levels. The determination of whether to make certain one-time payments, such as signing bonuses, including the amount of any such payments, is evaluated on a case-by-case basis. Competitive compensation practices are reviewed by position and various industry groups, and this competitive data is used to determine appropriate ranges of base salary levels and annual increases to attract and retain qualified executives. The companies surveyed for this purpose include grocery companies and non-grocery companies. The non-grocery companies were selected because they were considered to be the significant competitors with respect to executive officer positions. All grocery companies whose executive pay practices were surveyed for this purpose are included in the peer group identified in the footnote to the Stock Performance Graph set forth elsewhere in this proxy statement, except for those companies whose common stock was not publicly traded for the period covered by the Stock Performance Graph. The Company’s executive salary levels, including with respect to the CEO, generally are at the median of or lower than the executive compensation levels of the companies surveyed.

      Stock option grants are considered periodically by the Section 162(m) Committee (and in future years, by the Section 162(m) Subcommittee) for all executive officers, including the CEO. A primary consideration in granting stock options is to encourage members of management to hold significant equity ownership in the Company. The aggregated option exercise table shows stock options owned by the individuals named in the Summary Compensation Table. The amounts of stock options granted in any given year, including those granted to executive officers, are derived based upon the same factors, and with the same relative significance, as are set forth in the preceding paragraph with respect to establishment of base salary levels, although less weight is accorded to competitive compensation levels because of the difficulty in making a meaningful comparison with respect to stock options. All stock option grants to executive officers generally will be made by the Section 162(m) Subcommittee. The Section 162(m) Committee has made one grant of, and the Section 162(m) Subcommittee may consider granting in the future, restricted stock in order to provide additional longer-term incentives.

      The Compensation Committee and the Section 162(m) Committee believe that the executive compensation policies and programs described above serve the interests of all stockholders and the Company and substantially link compensation of the Company’s executive officers with the Company’s performance.

      During 1993, the Internal Revenue Code of 1986, as amended (the “Code”), was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any “covered employee” (defined as the CEO and the Company’s other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation otherwise deductible exceeds $1 million in such taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes “qualified performance-based compensation” is excludable in applying the $1 million limit. It is the Company’s policy to qualify all compensation paid to its top executives, in a manner consistent with the Company’s compensation policies, for deductibility under the 1993 law in order to maximize the Company’s income tax deductions. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction, if in light of all applicable circumstances it would be in the best interests of the Company for such compensation to be paid.

Compensation and Stock Option Committee:	Section 162(m) Committee:
William Y. Tauscher, Chair	Rebecca A. Stirn, Chair
James H. Greene, Jr.	Paul Hazen
Paul Hazen
Robert I. MacDonnell
Rebecca A. Stirn

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors, as amended in October, 2002, a copy of which is attached to this proxy statement as Exhibit A. The members of the Committee are Paul Hazen, Chair; Rebecca A. Stirn; and William Y. Tauscher. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent auditors.

      Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to express an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

      In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. The Audit Committee also has considered whether the provision of non-audit services is compatible with maintaining the principal auditors’ independence.

      Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002, for filing with the Securities and Exchange Commission.

Audit Committee:

Paul Hazen, Chair
Rebecca A. Stirn
William Y. Tauscher

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

      Audit Fees. The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 28, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $2,228,000.

      Financial Information Systems Design and Implementation Fees. The aggregate fees billed by Deloitte for services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 28, 2002 were approximately $2,905,000. These fees were the final fees incurred in connection with Safeway’s implementation in 2001 and 2002 of new financial systems software. The total fee paid to Deloitte for this one-time project was approximately $10,000,000. Deloitte originally was selected to participate as an advisor for this project because of their experience and technical expertise with the software. In addition, the software developer represented to the Company that Deloitte’s information technology group had participated in more complex implementations of the software and had more consultants certified in the software than any other consulting firm. Prior to engaging Deloitte for this project, management interviewed a number of other purchasers of the software regarding Deloitte & Touche’s capabilities. Based on this information and because the individuals providing these services were completely independent of Deloitte’s audit team, management determined that using Deloitte for these services would be cost-effective for the Company and would not impair the auditors’ independence.

      All Other Fees. The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 28, 2002 were approximately $2,414,000. Audit related services, which include fees for accounting consultations, totaled approximately $301,000. Non-audit services primarily consist of fees for tax consultations, tax return review, and other tax planning projects and totaled approximately $2,113,000.

STOCK PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock for the period from December 31, 1997 to December 28, 2002 to that of the S&P 500 and a group of peer companies in the retail grocery industry. The stock price performance shown below is not necessarily indicative of future performance.

*	The peer group consists of Albertson’s, Inc., The Great Atlantic & Pacific Tea Company, Inc., The Kroger Co. and Winn-Dixie Stores, Inc.

OPTION GRANTS IN 2002 FISCAL YEAR

      There were no grants of stock options made during fiscal 2002 to the individuals identified in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES DURING 2002

FISCAL YEAR AND 2002 FISCAL YEAR-END OPTION VALUES

      The following table sets forth information concerning exercise of stock options during fiscal 2002 by each of the individuals identified in the Summary Compensation Table and the value of unexercised options at the end of fiscal 2002.

			Number of
	Shares		Securities Underlying	Value of Unexercised
	Acquired		Unexercised Options	In-The-Money Options at
	on Exercise	Value Realized	at 2002 Year-End(#)	2002 Year-End($)(b)
Name	(#)	($)(a)	Exercisable/Unexercisable	Exercisable/Unexercisable

Steven A. Burd	264,970	$10,968,122	5,737,292 / 1,680,000	$76,752,557 / 0
Vasant M. Prabhu	0	0	280,000 / 520,000	0 / 0
Richard W. Dreiling	0	0	414,540 / 286,500	$1,248,011 / 0
Bruce L. Everette	0	0	531,000 / 105,000	$5,497,876 / 0
Larree M. Renda	0	0	392,500 / 107,500	$4,016,999 / 0

(a)	Value realized is (i) the fair market value of the stock at the date of exercise less the exercise price of the options exercised multiplied by (ii) the number of shares represented by such options.

(b)	Potential unrealized value is (i) the fair market value at fiscal 2002 year-end ($22.83 per share) less the exercise price of “in-the-money” unexercised options multiplied by (ii) the number of shares represented by such options.

Pension Plans

      Pension benefits are provided to the executive officers of the Company under the Employee Retirement Plan, a qualified defined benefit pension plan, and the Retirement Restoration Plan (collectively, the “Retirement Plans”). The Retirement Restoration Plan became effective on January 1, 1994. It provides benefits to certain employees, including the individuals named in the Summary Compensation Table, that cannot be paid under the qualified Employee Retirement Plan due to Internal Revenue Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid. The Retirement Restoration Plan also recognizes any compensation deferred under the Company’s Deferred Compensation Plans for purposes of determining such benefits.

      Effective July 1, 1999, the Employee Retirement Plan was amended to provide benefits primarily under a cash balance formula. Benefits accrued prior to the change were converted to an opening cash balance as of July 1, 1999 equal to the present value of accrued benefits on June 30, 1999. Future benefits under the cash balance formula are accrued by the addition of compensation-based credits and interest credits to each participant’s cash balance until retirement. Investment credits are based on the annual rate of return on 30-year treasury securities.

      The normal retirement age is age 65 in the Retirement Plans, with reduced early retirement benefits available at any time following termination of employment. The normal retirement benefit is determined as a life annuity that is actuarially equivalent (based on the annual rate of return on 30-year treasury securities and mortality assumptions specified in the Employee Retirement Plan) to the cash balance at retirement. Active participants as of June 30, 1999 are also eligible for a minimum benefit based on the benefit formulas under the Retirement Plans in effect prior to July 1, 1999, under which benefits continue to accrue for a period of seven years from the date of the change.

      For the purposes of the Retirement Plans, compensation-based credits are determined as a percent of compensation which includes pay earned from full-time employment, contingent pay and pay for part-time employment, but excludes stock options and any special pay made solely in the discretion of the employer. The percentage applied to each year’s compensation increases with years of participation in the Retirement Plans (from 6% upon commencement of participation to a maximum of 13% after completing 25 years of participation). Compensation under the cash balance formula for the individuals named in the Summary Compensation Table generally corresponds with the aggregate of the earned salary, plus bonuses and long-term compensation for each such person.

      The following table illustrates estimated total annual retirement benefits under the Retirement Plans for each of the individuals named in the Summary Compensation table payable as a single life annuity. These estimated benefits are based on an assumed interest credit percentage of 7% and no future increases in compensation under the Retirement Plans.

	Year	Estimated
	Reaching	Annual
Name	Age 65	Benefit

S. A. Burd	2014	$733,913
V. M. Prabhu	2024	380,085
R.W. Dreiling	2018	573,780
L. M. Renda	2023	829,431
B. L. Everette	2016	584,676

PROPOSAL 2

SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of Deloitte & Touche LLP, which has served as independent auditors of the Company since 1987, to serve as the Company’s independent auditor for the 53-week fiscal year ending January 3, 2004. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of Deloitte & Touche LLP. See “Report of the Audit Committee” in this Proxy Statement for further information regarding the Company’s independent auditors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to approve this proposal.

PROPOSAL 3

PROPOSAL TO AMEND THE

1999 AMENDED AND RESTATED EQUITY PARTICIPATION PLAN
OF SAFEWAY INC.

      At the Annual Meeting, stockholders are being asked to approve an amendment to the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. (the “1999 Equity Plan”), as adopted by Safeway’s Board of Directors on March 16, 1999 and approved by the stockholders on May 11, 1999. On February 25, 2003, the Board approved the amendment to the 1999 Equity Plan (the “Amendment”), subject to stockholder approval.

      The Amendment increases the number of shares of Common Stock authorized for issuance under the 1999 Equity Plan. The Amendment also modifies certain other provisions of the 1999 Equity Plan, as described below.

      The Amendment will be effective upon approval by stockholders (except that, upon such approval, certain provisions relating to the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) will be effective as of July 30, 2002). The approval of the Amendment by the stockholders will be considered approval of the 1999 Equity Plan (as amended by the Amendment) for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Amendment is not approved by the stockholders, the 1999 Equity Plan (as in effect prior to the Amendment) will remain in full force and effect.

      The 1999 Equity Plan was established by the amendment, restatement and consolidation of certain prior equity plans maintained by Safeway (the “Prior Plans”). The 1999 Equity Plan authorized the issuance of 24 million shares of Common Stock pursuant to awards under the 1999 Equity Plan. The 1999 Equity Plan also covers shares of Common Stock issued or issuable pursuant to awards of stock or stock options granted pursuant to the Prior Plans. The number of shares of Common Stock authorized for issuance under the 1999 Equity Plan is subject to adjustment under certain circumstances, as described below.

      The Amendment increases the number of shares of Common Stock authorized for issuance by 15 million shares, to 39 million shares, in order to ensure that the Company can continue to grant stock options, restricted stock and other stock-related awards to employees at levels determined appropriate by the Board. The Board anticipates that this increase will be an adequate reserve for at least the next several years and believes the increase is appropriate in light of the Company’s growth and the resulting addition of new employees. The increase in the number of shares authorized for issuance under the 1999 Equity Plan would represent 3.4% of the issued and outstanding shares of Common Stock of the Company as of March 20, 2003.

      The 1999 Equity Plan presently provides that no more than 1,200,000 shares of Common Stock (5% of the 24 million shares authorized under the 1999 Equity Plan) may be granted or issued as restricted stock, stock payments or deferred stock (described below), or pursuant to awards having an exercise or purchase price of less than 100% of fair market value on the date of grant or issuance (exclusive of stock issued pursuant to the 2001 Amended and Restated Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the “Operating Bonus Plan”)). The Amendment increases the limit on these awards to 1,950,000 shares of Common Stock (5% of the 39 million shares authorized under the Amendment). The 1999 Equity Plan provides that the limit on these awards is subject to adjustment under certain circumstances, as described below.

      The Amendment adds specific performance criteria (“Performance Criteria”) with respect to certain awards under the 1999 Equity Plan that are intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code. Qualified performance-based compensation is exempt from the $1 million deduction limitation under Section 162(m) of the Code. Awards (including, without limitation, below fair market value awards) that are granted, vest, or become exercisable or payable upon the attainment of performance goals which are related to one or more Performance Criteria may satisfy the requirements for this exemption under certain circumstances. Under the Amendment, the Performance Criteria are defined to mean any one or more of the following business criteria with respect to the Company, a subsidiary or any division or operating unit thereof: (i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow, (v) earnings per share of Common Stock, (vi) return on equity, (vii) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) appreciation in the fair market value of a share of Common Stock, (xi) identical store sales, (xii) operating profit, (xiii) working capital, and (xiv) earnings before any one or more of the following items: interest, taxes, depreciation or amortization. Each of the business criteria described in clauses (i) through (xiv) will be determined in accordance with generally accepted accounting principles (“GAAP”). The Amendment further provides that the Committee responsible for administering the 1999 Equity Plan (described below) may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (v) attributable to the business operations of any entity acquired by the Company during the fiscal year. There is no assurance that such awards will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.

      The Amendment eliminates the provisions permitting the payment of an option exercise price through the surrender of shares of Common Stock issuable upon exercise or a full recourse promissory note. The Amendment adds provisions prohibiting loans or other extensions of credit to directors and executive officers of Safeway under the 1999 Equity Plan, or pursuant to awards granted under the 1999 Equity Plan, to the extent such loans or extensions of credit are prohibited under the Sarbanes Act. The Amendment further provides that shares of Purchase Stock (described below) purchased by non-employee directors under the 1999 Equity Plan will be purchased for cash (rather than for cash and a promissory note) consistent with the prohibition on loans and other extensions of credit under the Sarbanes Act. The Amendment clarifies that the withholding of shares of Common Stock in satisfaction of the tax withholding requirements relating to an award under the 1999 Equity Plan will be determined based on the minimum applicable withholding rates. The Amendment further provides that only the Board of Directors (rather than the Board of Directors or the Committee) has authority to amend, suspend or terminate the 1999 Equity Plan. Finally, the Amendment modifies certain provisions to reflect the changes made by the Amendment.

      The principal features of the 1999 Equity Plan, as it is proposed to be amended by the Amendment, are summarized below, but the summary is qualified in its entirety by reference to the 1999 Equity Plan. A copy of the proposed Amendment is set forth in Exhibit B to this proxy statement. Copies of the 1999 Equity Plan will be available at the Annual Meeting and may also be obtained by making written request of the Company’s Secretary.

General Nature and Purpose

      The principal purpose of the 1999 Equity Plan is to provide incentives for employees, non-employee directors and consultants to further the growth, development and financial success of the Company and to enable the Company to obtain and retain the services of employees, non-employee directors and consultants considered essential to the long-range success of the Company. Safeway’s equity incentive program under the 1999 Equity Plan is offered to over 15,000 employees throughout the Company. The 1999 Equity Plan provides for awards (“Awards”) of non-qualified and incentive stock options, restricted stock, dividend equivalents, deferred stock, stock payments, and stock appreciation rights. Also, the 1999 Equity Plan provides for purchases of Purchase Stock by non-employee directors, as described below. Management believes that granting equity incentives to more line managers rewards performance while enabling Safeway to continue to recruit and develop top quality employees. Safeway considers broad employee ownership of its shares a key to its long-term success and believes that its equity incentive program is one of the most inclusive in the industry.

Option Grant Information

      The following table sets forth certain information with respect to grants of options pursuant to the 1999 Equity Plan during fiscal year 2002 to the following groups. Information regarding the option grants to the Chief Executive Officer and the four other most highly compensated executive officers of the Company is set forth in this Proxy Statement under “Option Grants in 2002 Fiscal Year.”

		Potential Realizable Value at
		Assumed Annual Rates of Stock
		Price Appreciation for Option
		Term(1)
	Options Granted
Name of Group	(Shares)	5%($)	10%($)

All Current Executive Officers as a Group	0	0	0
All Non-Employee Directors as a Group	16,000	414,567	1,050,595
All Employees (other than Executive Officers) as a Group	4,955,341	123,061,643	311,963,644

(1)	The assumed annual rates of appreciation in the table are shown for illustrative purposes only pursuant to applicable SEC requirements. Actual values realized on stock options are dependent on actual future performance of the Company’s stock, among other factors. Accordingly, the amounts shown may not necessarily be realized.

Administration of the 1999 Equity Plan

      The 1999 Equity Plan generally is administered by a committee (the “Committee”) appointed by Safeway’s Board of Directors that consists solely of two or more members of the Board, each of whom is both a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and an “outside director” for purposes of Section 162(m) of the Code. The Committee will administer the 1999 Equity Plan with respect to grants to executive officers, employees or consultants of the Company (unless the Board of Directors has assumed authority for the administration of the 1999 Equity Plan). The Board of Directors will administer the 1999 Equity Plan with respect to options granted to non-employee directors.

      Subject to the terms and conditions of the 1999 Equity Plan, the Committee generally has the authority to select the executive officers, employees and consultants, if any, to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1999 Equity Plan. Notwithstanding the foregoing, the Board of Directors will conduct the general administration of the 1999 Equity Plan with respect to options granted to non-employee directors. The Board may at any time suspend or terminate the Plan, subject to rights under Awards previously granted, and may amend or modify the Plan, except that stockholder approval is generally required to increase the number of shares of Common Stock authorized for issuance under the 1999 Equity Plan or increase the maximum number of shares subject to Awards which may be granted to any employee or consultant in any given fiscal year under the 1999 Equity Plan and for certain other matters.

Eligibility

      Awards under the 1999 Equity Plan may be granted to individuals who are executive officers, employees or consultants of the Company (or any current or future subsidiaries) selected by the Committee for participation in the 1999 Equity Plan. In addition, the 1999 Equity Plan provides for automatic grants of non-qualified stock options to non-employee directors.

Non-Employee Directors

      The 1999 Equity Plan provides for (i) an automatic grant of non-qualified stock options to purchase the number of shares of Common Stock equal to $200,000 divided by the Purchase Price (defined as 80% of the fair market value of a share of Common Stock on the date of grant) to each non-employee director who was serving as of the effective date of the 1999 Equity Plan (other than a non-employee director who received any grant of options pursuant to The Safeway Inc. Outside Director Equity Purchase Plan (“Prior Director Plan”)), and to each non-employee director initially elected or appointed on or after the effective date of the 1999 Equity Plan at the time of such person’s election or appointment to the Board of Directors (“Election Options”), and (ii) an automatic grant of non-qualified stock options to purchase 2,000 shares of Common Stock to each non-employee director as of the date of each annual meeting of stockholders after such director’s initial election or appointment to the Board (“Annual Options”). The grants of Election Options are contingent upon the concomitant purchase by such non-employee director of shares of Common Stock (the “Purchase Stock”), to the extent required under the 1999 Equity Plan. The per share purchase price of the shares of Purchase Stock purchased by a non-employee director will equal 80% of the fair market value of a share of Common Stock on the date of purchase. Prior to July 30, 2002, a non-employee director paid the purchase price for shares of Purchase Stock in cash in an amount equal to the aggregate par value of the shares purchased, and a promissory note for the balance of the purchase price. Beginning on July 30, 2002, the purchase price for shares of Purchase Stock is paid in the form of cash by the non-employee director.

      In addition, the 1999 Equity Plan provides that any non-employee director who received an initial grant of stock options under the Prior Director Plan, but had not yet received a grant of options after three continuous years of service as provided under the Prior Director Plan, will be granted at such time non-qualified stock options to purchase 100,000 shares. Each grant to a non-employee director shall be set forth in a written agreement between the Company and the non-employee director indicating the terms and conditions of the option. The exercise price of Election Options shall be 80% of the fair market value of a share of Common Stock on the date of grant, and the exercise price of Annual Options shall be set by the Board and shall be no less than the fair market value of a share of Common Stock on the date of grant. Each option shall become exercisable in cumulative annual installments of one-third each on each of the first three anniversaries of the date of the grant so long as the non-employee director continues to serve as a director of the Company; provided, however, to the extent permitted by Rule 16b-3, the Board of Directors may accelerate the exercisability of options upon the occurrence of certain specified extraordinary corporate transactions or events, and provided further that upon the occurrence of a “Change in Control” of the Company (as defined in the option agreement) all outstanding Options shall become immediately exercisable. No portion of an option granted to any non-employee director shall be exercisable after the tenth anniversary of the date of grant or more than three months after the termination of the non-employee director’s services as director of the Company, provided, however, that in the event of the non-employee director’s death or disability, the option may be exercised until the earlier of 12 months following such death or disability or the tenth anniversary of the date of grant.

Awards under the 1999 Equity Plan

      The 1999 Equity Plan provides that the Committee may grant or issue stock options, stock appreciation rights (“SARs”), restricted stock, deferred stock, dividend equivalents, and other stock related benefits, or any combination thereof to any eligible executive officer, employee or consultant. Each such Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

      The 1999 Equity Plan provides that (i) Awards covering not more than 2,000,000 shares may be granted to any executive officer of the Company in any fiscal year or to any employee (other than an executive officer) in the year of his or her hiring, and Awards covering not more than 800,000 shares may be granted to any employee (other than an executive officer) in any subsequent year and (ii) Awards covering not more than 1,600,000 shares may be granted to consultants in any year (collectively, the “Award Limits”). The 1999 Equity Plan provides that the Award Limits are subject to adjustment under certain circumstances, as described below.

      Non-Qualified Stock Options (“NQSOs”) will provide for the right to purchase Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant’s continued employment with the Company and/or subject to the satisfaction of individual or

Company performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee up to a maximum term of ten years and one day. The Committee may extend the term of a NQSO in connection with the optionee’s termination of employment or consultancy, or amend any other term or condition relating to such termination. Notwithstanding the foregoing, NQSOs granted to non-employee directors will be subject to the terms described above. See “Non-Employee Directors.”

      Incentive Stock Options (“ISOs”) will be designed to comply with certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant. The Committee may extend the term of an ISO in connection with the optionee’s termination of employment, but such extension may disqualify the option from treatment as an ISO. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 1999 Equity Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

      Restricted Stock may be awarded and made subject to such restrictions as may be determined by the Committee, and subject to vesting conditions based on continued employment or on performance targets established by the Committee. Stock bonuses awarded under the Operating Bonus Plan may be awarded as restricted stock under the 1999 Equity Plan. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until the restrictions, if any, are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

      Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance targets established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

      Stock Appreciation Rights may be granted in connection with stock options or other Awards, or separately. SARs granted by the Committee in connection with stock options or other Awards typically will provide for payments to the holder based upon increases in the price of the Company’s Common Stock over the exercise price of the related option or other Award, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code, there are no restrictions specified in the 1999 Equity Plan on the amount of gain realizable from the exercise of SARs, although restrictions may be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

      Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant.

      Stock Payments may be authorized by the Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement or otherwise in lieu of or in addition to all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee or consultant.

      Exercise of Options. Options under the 1999 Equity Plan are exercisable in installments in such amounts (which may be cumulative) as the Committee will provide in the terms of each stock option agreement; provided, however, that options must vest over a minimum of three years from the date of grant in order to become fully exercisable. The exercisability of options may be accelerated in the event of a Change of Control of the Company (as defined in the stock option agreement). Subject to the following, the expiration date, maximum number of shares purchasable, conditions to exercise and other provisions of individual stock option agreements are established by the Committee at the time of grant. No portion of an option which is unexercisable upon the termination of employment for any reason may thereafter become exercisable. Generally, options which are exercisable upon termination of an optionee’s employment with the Company or its subsidiaries expire three months following such termination. However, options may be exercised up until the expiration date of the full term of the options after termination of employment due to an optionee’s death, disability or retirement at age 55 or older in accordance with the Company’s retirement policies (unless earlier terminated by reason of the optionee’s willful misconduct), if permitted by the Company either in granting new options or amending previously granted options.

      The exercise prices of options granted to employees and consultants are fixed by the Committee, but may not be less than 100% of the fair market value of the Common Stock on the date of grant. To exercise an option, the optionee must deliver to the Company a notice of exercise and full payment for the shares. The option price may be paid in cash, or, with the Committee’s consent, by tendering shares of the Company’s Common Stock which have been owned for at least six months or by certain other forms of payment which are approved by the Committee and are consistent with the 1999 Equity Plan and applicable law, or by any combination of the above.

      Non-Transferability. Options may be transferred only by will or by the laws of descent and distribution, and during a participant’s lifetime are exercisable only by the participant. However, the Committee may in its discretion permit transfers by gift to a member of the holder’s immediate family or related entities or pursuant to a qualified domestic relations order.

      Adjustments upon Change in Capitalization, Corporate Transactions and Other Circumstances. In the event that the Committee determines that any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1999 Equity Plan or with respect to an Award, the Committee will make equitable adjustments in: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations on the number and kind of shares of Common Stock which may be issued pursuant to Awards under the 1999 Equity Plan and the Award Limits), (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award. Also, in the event of any such transaction or event, or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, may take one or more actions authorized under the 1999 Equity Plan whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1999 Equity Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles.

U.S. Federal Income Tax Consequences

      The 1999 Equity Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code nor an “employee benefit plan” subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The following discussion is a general summary of the material U.S. federal income tax consequences relating to the issuance and exercise of stock options to U.S. participants in the 1999 Equity Plan and the Company. The discussion is based on the Code, regulations thereunder and rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant’s personal investment circumstances and does not discuss other federal state, local or foreign tax matters.

      Non-Qualified Stock Options. A holder of a non-qualified stock option will not recognize income as a result of the grant of the option, but normally recognizes ordinary income upon exercise of the option, to the extent that the fair market value of the shares on the date of the transfer of the shares purchased upon the exercise of the option exceeds the aggregate option exercise price paid. Subject to Section 162(m) of the Code, the Company (or other employer corporation) is entitled to a deduction in the same amount at the time of the transfer of the shares purchased upon the exercise of the option. The Company (or other employer corporation) is generally required to withhold taxes on the ordinary income recognized by the holder upon the exercise of a non-qualified stock option. The holder’s basis in the stock for purposes of determining the holder’s gain or loss on a subsequent sale or other disposition of the shares generally will be the fair market value of the stock on the date of the transfer of the shares purchased upon the exercise of the option. Any gain or loss upon the sale or disposition of such shares will be treated as capital gain or loss.

      To the extent permitted under the 1999 Equity Plan, a holder of a non-qualified stock option may exercise the option through the delivery of shares of Common Stock already held. Although the tax consequences are not entirely clear, exercising a non-qualified stock option with shares of Common Stock (other than Common Stock acquired through the exercise of an incentive stock option) may be analyzed separately for the number of shares of Common Stock received upon the exercise equal to the number of shares delivered (as a tax-free exchange of stock for stock), and the remaining shares of Common Stock received upon the exercise (as ordinary income). Under such analysis, to the extent the number of shares of Common Stock purchased upon the exercise of the option equals the number of shares of Common Stock delivered, the holder should not recognize gain and the holder’s tax basis in the shares of Common Stock purchased upon such exercise should equal the holder’s tax basis in the delivered shares of Common Stock. Any additional shares of Common Stock purchased upon such exercise should result in ordinary income to the holder equal to the fair market value of such shares on the date of the transfer of the shares purchased upon the exercise of the option and, accordingly, the holder’s tax basis in such additional shares of Common Stock should be the fair market value of such shares on such date. However, no assurance is given that the Internal Revenue Service will adopt this analysis.

      Incentive Stock Options. A holder of an incentive stock option will not recognize taxable income upon either the grant of the option or its exercise. However, the amount by which the fair market value of the shares on the date of the transfer of the shares purchased upon the exercise of the option exceeds the aggregate option exercise price paid will be includable in the holder’s alternative minimum taxable income, unless the shares acquired are not transferable and are subject to a substantial risk of forfeiture, in which case no amount generally is included in alternative minimum taxable income until the shares are transferable or there is no longer a substantial risk of forfeiture. The Company (or other employer corporation) will not be entitled to a deduction upon the holder’s exercise of an incentive stock option.

      Upon the sale or other disposition of the shares of Common Stock, long-term capital gain normally will be recognized in the full amount of the difference between the amount realized and the aggregate option exercise price if the sale or disposition of the shares takes place after the later of (i) two years from the date of grant of the option and (ii) one year from the date of transfer of the shares to the holder upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year period, the difference between the aggregate option exercise price and the fair market value of the shares of Common Stock on the date of transfer of the shares purchased upon the exercise of the option will be taxed as ordinary income in the year of sale or disposition. The balance of the gain, if any, will be taxable as capital gain. If the shares are sold or disposed of before the expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of transfer of the shares purchased upon exercise, the employee’s ordinary income is limited to the amount realized less the aggregate option exercise price paid. Subject to Section 162(m) of the Code, the Company (or other employer corporation) will be entitled to a tax deduction in regard to an incentive stock option only to the extent the optionee recognizes ordinary income upon sale or other disposition of the shares received upon exercise of the option.

      To the extent permitted under the 1999 Equity Plan, a holder of an incentive stock option may pay the option price upon the exercise of the option through the delivery of shares of Common Stock already held. Although the tax consequences are not entirely clear, exercising an incentive stock option with shares of Common Stock may be analyzed separately for the number of shares of Common Stock received upon exercise equal to the number of shares of Common Stock delivered (as a tax-free exchange of stock for stock) and the remaining shares of Common Stock received upon the exercise (as the exercise of an incentive stock option). Under such analysis, the holder’s tax basis in the shares of Common Stock purchased upon such exercise, to the extent of the number of shares of Common Stock delivered, should equal the holder’s tax basis in the delivered shares. The holder’s tax basis in any additional shares of Common Stock purchased upon such exercise should be zero. However, it is not clear that the Internal Revenue Service will adopt this analysis.

      If the holder delivers shares of Common Stock purchased by the exercise of an incentive stock option to acquire shares of Common Stock in connection with the exercise of an incentive stock option, the holder will recognize ordinary income on the transaction if the delivered shares of Common Stock have not been held for the holding period applicable to the shares of Common Stock delivered. In addition, any sale or other disposition of the shares of Common Stock purchased by exercising the incentive stock option through delivery of shares of Common Stock, within the applicable holding period, will be treated first as a disposition of the shares of Common Stock with the zero tax basis.

Board Recommendation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to approve this proposal.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 28, 2002 about equity awards under the Company’s stock option plans.

			Number of securities
			remaining available
	Number of securities		for future issuance
	to be issued	Weighted-average	under equity
	upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	35,886,038 (2)	$33.2754	2,900,888
Equity compensation plans not approved by security holders(3)	-0-	n/a	2,000,000

Total	35,886,038	$33.2754	4,900,888

(1)	The 1999 Amended and Restated Equity Participation Plan. Includes shares issuable under the 1999 Equity Plan pursuant to awards of stock options made under the Prior Plans maintained by Safeway, which were consolidated into the 1999 Equity Plan upon approval by the stockholders.

(2)	Excludes 119,459 outstanding options with a weighted average exercise price per share of $33.33, acquired under the 1996 Equity Participation Plan of Dominick’s Supermarkets, Inc. and the 1995 Amended and Restated Stock Option Plan of Dominick’s Supermarkets, Inc.; 279,509 options with a weighted average exercise price per share of $16.23, acquired under the Randall’s Food Markets, Inc. Stock Option Plan and Restricted Stock Plan and the Amended and Restated 1997 Stock Purchase and Option Plan for Key Employees for Randall’s Food Markets, Inc.; and 1,652,904 options with a weighted average exercise price per share of $7.79, acquired under The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan.

(3)	The 2002 Equity Incentive Plan of Safeway Inc. (the “2002 Equity Plan”). Safeway adopted the 2002 Equity Plan on July 30, 2002. The 2002 Equity Plan authorizes the issuance of two million shares of Common Stock through awards of nonqualified stock options, restricted stock, dividend equivalents, deferred stock, stock payments, and stock appreciation rights. The 2002 Equity Plan is administered by a committee (the “2002 Plan Committee”) appointed by Safeway’s Board of Directors (unless the Board of Directors has assumed responsibility for administering the 2002 Equity Plan). Awards under the 2002 Equity Plan may be granted to individuals who are executive officers, employees or consultants of the Company (or any current or future subsidiaries) selected by the 2002 Plan Committee for participation in the 2002 Equity Plan. The 2002 Equity Plan provides that (i) awards covering no more than two million shares may be granted to any executive officer of the Company in any fiscal year or to any employee (other than an executive officer) in the year of his or her hiring, and awards covering not more than 800,000 shares may be granted to any employee (other than an executive officer) in any subsequent year and (ii) awards covering not more than 1,600,000 shares may be granted to consultants in any year. The exercise prices of options granted to employees and consultants are fixed by the Committee, but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The 2002 Equity Plan provides that no more than 100,000 shares of Common Stock may be granted or issued as restricted stock, stock payments or deferred stock, or pursuant to awards having an exercise price or purchase price of less than 100% of fair market value on the date of grant or issuance. The shares of Common Stock authorized for issuance under the 2002 Equity Plan, limits on awards, and outstanding awards under the 2002 Equity Plan, are subject to adjustment upon changes in capitalization, corporate transactions and other circumstances.

PROPOSAL 4

PROPOSAL TO REAPPROVE THE CAPITAL PERFORMANCE BONUS PLAN

FOR EXECUTIVE OFFICERS OF SAFEWAY INC.

      At the Annual Meeting, stockholders are being asked to reapprove the Capital Performance Bonus Plan for Executive Officers of Safeway Inc. (the “Capital Bonus Plan”). The Capital Bonus Plan was originally adopted by the Board on March 10, 1998 and approved by the stockholders on May 12, 1998. There are currently six executive officers eligible to participate in the Capital Bonus Plan. The Board is seeking stockholder reapproval of the Capital Bonus Plan in order for bonuses paid under the Capital Bonus Plan to satisfy the requirements for qualified performance-based compensation under Section 162(m) of the Code and the regulations promulgated thereunder and, accordingly, to be eligible for deductibility by the Company. Bonuses will not be paid under the Capital Bonus Plan for the 2003 fiscal year or later fiscal years, unless the Capital Bonus Plan is reapproved by the stockholders.

Description of the Capital Bonus Plan

      The following information includes a summary of certain provisions of the Capital Bonus Plan. This information does not purport to be complete and is qualified in its entirety by reference to the provisions of the Capital Bonus Plan. Copies of the Capital Bonus Plan will be available at the Annual Meeting and may also be obtained by making written request of the Company’s Secretary.

      Administration of the Capital Bonus Plan. The Section 162(m) Subcommittee of the Executive Compensation Committee of the Board is responsible for the administration of the Capital Bonus Plan. The Section 162(m) Subcommittee will consist of two or more members of the Board, each of whom is an “outside director” for purposes of Section 162(m) of the Code. The Section 162(m) Subcommittee determines the participants to whom bonus awards will be made, the amounts of the bonus awards and the performance targets applicable to, and other terms of, such bonus awards, subject to the terms of the Capital Bonus Plan.

     Bonus Awards to CEO.

      Eligibility. The Chief Executive Officer of Safeway (“CEO”) will be eligible for a bonus award for each fiscal year in an amount, determined in the discretion of the Section 162(m) Subcommittee, not to exceed 30% of the amount determined by multiplying his or her regular weekly base salary rate (excluding moving expenses, bonus pay and other payments which are not considered part of regular weekly salary rate), by the number of weeks during such year that he or she is eligible to participate in the Capital Bonus Plan (including up to six weeks of paid leave of absence). The CEO’s maximum total bonus award for any fiscal year will be $375,000.

      Business Criteria. The CEO’s bonus will be based on one or more preestablished performance targets for one or more eligible new store or remodel projects, which will be based on the return on invested capital for such project for the fiscal year. Eligible projects will include first year eligible projects and third year eligible projects. A first year eligible project means a new store or remodel project that has been completed during the current fiscal year or the immediately preceding fiscal year (unless otherwise determined by the Section 162(m) Subcommittee), and with respect to which an audit has been completed in the current fiscal year. A third year eligible project means a new store or remodel project with respect to which an audit has been completed during the second fiscal year following the fiscal year during which such project was audited as a first year eligible project.

      Bonus Amount. The bonus award for the CEO will be based on the achievement of specified levels above the performance target. Prior to the payment of a bonus award to the CEO, the Section 162(m) Subcommittee must certify in writing the level of the performance targets attained by the eligible projects.

     Bonus Awards to Other Executive Officers.

      Eligibility. In addition to the CEO, the following executive officers of Safeway are eligible to participate in the Capital Bonus Plan: (i) the Chief Financial Officer, (ii) the Senior Vice President — Corporate Retail Operations, (iii) the Senior Vice President and Director of Marketing, (iv) the Senior Vice President — Supply Operations, and (v) the Senior Vice President -Real Estate. Each such executive officer (except the CEO) will be eligible for a bonus award for each fiscal year in an amount determined in the discretion of the Section 162(m) Subcommittee but ranging from 15% to 30%, of the amount determined by multiplying his or her regular weekly base salary rate (excluding moving expenses, bonus pay and other payments which are not considered part of regular weekly salary rate), by the number of weeks during such year that he or she is eligible to participate in the Capital Bonus Plan (including up to six weeks of paid leave of absence). Each such executive officer’s maximum total bonus award for any fiscal year will be $300,000.

      Business Criteria. Each such executive officer’s bonus will be based on one or more preestablished performance targets for one or more eligible new store or remodel projects which will be based on the return on invested capital for such project for the fiscal year. Eligible new store or remodel projects include first year eligible projects and third year eligible projects, as described above in “Bonus Awards to CEO-Business Criteria.”

      Bonus Amount. The bonus award for each such executive officer will be based on the achievement of specified levels above the performance target. The CEO, in his or her discretion, may reduce the amount payable to any such executive officer. Prior to the payment of a bonus award to an eligible executive officer, the Section 162(m) Subcommittee must certify in writing the level of the performance targets attained by the eligible projects.

     General

      Qualified Performance-Based Compensation. The Section 162(m) Subcommittee may determine, in its discretion, whether a bonus award should qualify as performance-based compensation under Section 162(m) of the Code and may take such actions as it deems necessary to ensure that such bonus award will so qualify. Any such bonus award will be subject to any additional limitation set forth in Section 162(m) of the Code (including any amendments thereto) or any regulations or rulings issued thereunder, and the Plan will be deemed amended to the extent necessary to conform to such requirements. There is no assurance that the bonuses awarded under the Capital Bonus Plan will constitute qualified performance-based compensation under Section 162(m) of the Code.

      Base Salary Adjustment. Any change in regular weekly base salary rate effected after the first day of the fiscal year will be taken into account, on a proportionate basis, in computing any bonus award for the fiscal year.

      Transfers; Terminations. The bonus award of an eligible executive officer who transfers from one eligible position to another will be the sum of the pro-rated awards calculated for each position. Generally, an eligible executive officer who voluntarily or involuntarily terminates employment, is demoted or transferred or otherwise ceases to be an eligible executive officer during the fiscal year will not receive a partial year bonus award. However, an eligible executive who leaves his or her position for reasons of health or retirement will receive a partial year bonus award (unless the Section 162(m) Subcommittee determines, in its discretion, that such award will not be paid).

      Method of Payment. Each bonus award shall be paid in cash.

      Amendment. The Capital Bonus Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) of the Code with respect to bonus awards which the Section 162(m) Subcommittee determines should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, no action of the Board may modify the performance targets, target bonus awards, or the percentages to be used to determine such bonus awards after the commencement of the fiscal year with respect to which such bonus awards relate.

      The benefits that may be paid under the Capital Bonus Plan are not determinable for the 2003 fiscal year. The following chart sets forth the bonuses that were paid under the Capital Bonus Plan for the 2002 fiscal year.

NEW PLAN BENEFITS

Capital Bonus Plan for Executive Officers

Name and Position	Dollar Value ($)

Steven A. Burd	$258,000
President and CEO
Vasant M. Prabhu	$139,000
Executive Vice President & CFO
Larree M. Renda	$139,000
Executive Vice President — Retail Operations
Richard W. Dreiling	$139,000
Former Executive Vice President — Marketing
Bruce L. Everette	$134,000
Executive Vice President
Executive Group	$942,000
Non-Executive Director Group	0
Non-Executive Officer Employee Group	$2,127,000

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to approve the reapproval of the Capital Bonus Plan.

PROPOSAL 5

SHAREHOLDER VOTE REGARDING POISON PILLS

      Mr. Emil Rossi, P.O. Box 249, Boonville, California 95415, who owns 2,232 shares of Common Stock, has notified the Company that he has given proxy authority to Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278-2453, to present for action at the Annual Meeting the following proposal.

      This topic won an average 60%-yes vote at 50 companies in 2002

      This is to recommend that our Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Harvard Report

      A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

      Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

      Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

      The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/ HCA, McDermott International and Airborne, Inc. I believe that our company should follow suit and allow shareholder input.

Allow Shareholder Vote regarding Poison Pills

Yes on 5

Board Recommendation

      The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board of Directors believes that the action requested in this proposal is unnecessary and ill-advised. The Board has not adopted a “poison pill” (stockholder rights plan), and has no present intention to adopt one. Circumstances could arise in the future where the adoption of such a plan would be an important tool for protecting interests of all Safeway stockholders. If the proposal were enacted, the Board would not have the flexibility to adopt a rights plan without stockholder approval even in response to a hostile bid or an obviously unfair takeover offer. The Board believes that submitting a rights plan for stockholder approval would create unnecessary cost and delay and would be inconsistent with the Board’s legal responsibility to govern the Company. The adoption of a rights plan does not require stockholder approval under the rules of the New York Stock Exchange or Delaware law.

In recommending a vote against the proposal, your Board has not determined to adopt a rights plan. Any such determination would be made only after careful deliberation, in light of all circumstances then prevailing and in the exercise of the Board’s fiduciary duties. Indeed, the Board believes that it has a fiduciary duty to consider any plan whose objective is to preserve and maximize the Company’s value for all stockholders. More than 2,000 companies, including a majority of the companies in the S&P 500 Index, have adopted some type of rights plan.

The economic benefits of a stockholder rights plan to stockholders have been validated in several studies. A 1997 study by Georgeson & Co. found that the premiums paid to acquire companies with rights plans averaged almost eight percentage points higher than premiums paid for companies without such plans. The study also concluded that rights plans did not reduce the likelihood that a company would become a takeover target. Another study by J.P. Morgan Securities in 1997 found that companies with rights plans received a 38% greater premium in takeover situations than companies without rights plans. Thus, evidence suggests that rights plans serve their principal objectives: protection against inadequate offers and abusive tactics and increased bargaining power resulting in higher value for stockholders.

Recently, the Division of Corporation Finance of the Securities and Exchange Commission reviewed the same proposal and supporting statement presented here, which also had been submitted by the proponent to other companies. The statements were challenged under the SEC’s rules that prohibit materially false or misleading statements in proxy materials. The Office of Chief Counsel found many of the proposal’s statements unsupported and stated that the proponent must provide factual support for certain statements in the form of citations to specific sources, studies and publications, identify the parties to whom the opponent attributes certain statements, and delete certain words in the supporting statement.

The Company disagrees with many of the assertions in the proponent’s supporting statement. Whether a company has a rights plan is not an indication of whether a company is governed well. Further, whether a company is governed well does not guarantee that no “bad things” will happen to a company. Moreover, Safeway believes that stockholder concerns generally about rights plans are mitigated in the case of the Company because Safeway has an independent board comprised of directors who (except for the CEO) are outside directors not employed by Safeway.

      ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to approve this stockholder proposal.

PROPOSAL 6

STOCKHOLDER PROPOSAL CONCERNING EXPENSING THE COSTS OF STOCK OPTIONS

      The Company has been notified by Financial Investors Trust, 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202-5627, on behalf of the United Association S&P 500 Index Fund, which owns 35,892 shares of Common Stock, that a representative intends to present the following proposal for consideration at the Annual Meeting:

Resolved, that the shareholders of Safeway Inc. (“the Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued to senior Company executives.

      Statement of Support: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

      Stock options are an important component of our Company’s executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the costs of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

      A recent report by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman, Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options Is a Bandwagon Worth Joining,” Aug. 16, 2002.

      Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom — examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings. . .

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free. . .

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And, if expenses don’t belong in the earnings statement, where in the world do they belong?

      Many companies have responded to investors’ concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our company has yet to act. We urge your support.

Board Recommendation

      The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

Safeway believes that employee ownership of the Company’s common stock serves the interests of all stockholders as a means of promoting focus on the long-term increase in stockholder value. Options at market price are held by more than 25,000 employees at many levels of the Company — not just senior executives. The Company views option grants as a key element of the Company’s culture and a valuable tool for recruiting and retaining talented employees who are critical to the Company’s success. The dilutive effect of these options has historically been immaterial and included in the notes to the Company’s audited financial statements in accordance with generally accepted accounting principles. During the past three fiscal years, stock options (net of cancellations) have diluted earnings per share by 6.0%, 3.6%, and 2.8%, respectively.

Safeway recognizes and understands its investors’ need for an accurate picture of its operational earnings and the cost of executive compensation programs. At the same time, investors also have a need for consistent financial statements that allow them to make accurate comparisons between Safeway and companies of similar size or in the same industry. With these two goals in mind, the Board has determined that the method of accounting for stock options that the Company uses is the preferable method because it provides stockholders with complete information to evaluate the Company both with or without the inclusion of stock options as an expense. Also, as the proponent acknowledges, the method used by the Company, which complies with all SEC and Financial Accounting Standards Board (the “FASB”) requirements, is currently the most widely used method of accounting for stock options. Safeway believes it is in the best interests of stockholders to follow the accounting method most widely used so that investors can more easily compare Safeway’s financial statements to those of other companies.

While it is true that some companies recently have announced intentions to voluntarily switch to the fair value method of accounting for employee stock options, this practice has not become the standard practice. Safeway believes that adoption by certain companies of this lesser used methodology will make comparisons between companies more difficult for investors. As recently as December 2002, the FASB amended certain aspects of the accounting rules governing stock options, but it did not require companies to account for stock options in the manner sought by the proponent. The FASB has stated its intent to monitor public responses to the International Accounting Standards proposal for expensing stock options and, based on that response, to determine whether or not to undertake a comprehensive review of its own policies for accounting for stock options. In the meantime, the Board thinks it is important to maintain its current accounting policy with respect to employee stock options and await consensus and/or direction from the FASB.

      ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to approve this stockholder proposal.

PROPOSAL 7

STOCKHOLDER PROPOSAL CONCERNING BOARD DECLASSIFICATION

      The Amalgamated Bank Long View Collective Investment Fund, 11-15 Union Square, New York, NY 10003, the owner of 150,603 shares of Common Stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

RESOLVED: The stockholders of Safeway Inc. (the “Company”) request that the board of directors take the necessary steps in accordance with applicable state law to declassify the board of directors so that all directors are elected annually, such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected.

SUPPORTING STATEMENT

      The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interests of our Company and its stockholders.

      The Company’s board of directors is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the board collectively and each director individually.

      We believe that electing directors in this manner is one of the best methods available to stockholders to ensure that the Company will be managed in a manner that is in the best interest of stockholders.

      The evidence indicates that shareholders are fed up with classified boards. In 2002 the shareholders at more than 30 other companies voted in favor of resolutions recommending that all directors run for election each year. The average level of support for these declassification proposals was 62% of the yes-and-no vote, according to the Investor Responsibility Research Center.

      We therefore urge our fellow stockholders to support this reform. A number of companies have declassified boards. We regard as unfounded the concern expressed by some that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders. In the unlikely event that stockholders do vote to replace all directors, such a decision would express a dissatisfaction with the incumbent directors and would reflect the need for change.

      WE URGE YOU TO VOTE “FOR” THIS RESOLUTION.

Board Recommendation

      The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board of Directors believes that its current classified board structure, which has been in place since 1990, continues to be in the best interests of the Company and its stockholders. The Board is divided into three classes, with three directors in each class standing for election at every third annual meeting of stockholders. The Board believes that this structure provides continuity and facilitates long-term planning by the Board, enhances the independence of non-employee directors, and encourages potential acquirers to negotiate transactions with the Board that are fair to all stockholders. Further, the benefits of a classified board do not come at the expense of director accountability and responsiveness. A majority of the Company’s peer companies in the retail grocery industry have classified boards. Moreover, Safeway’s stockholders have been presented with proposals to declassify the Safeway Board and have twice rejected such proposals.

      Continuity and Long-Term Strategic Planning. The election of directors by classes is designed to prevent sudden disruptive changes to the composition of the Board by preventing the election of an entirely new Board in any one year. Under the classified structure, a majority of the Board generally will be experienced directors that have in-depth knowledge of the Company and its business and strategies. The Board believes that directors with such understanding are better able to make fundamental decisions about the Company and guide management in implementing such decisions. Three-year staggered terms allow experienced directors to evaluate projects and policies that will affect the growth and vitality of the Company well into the future.

      Independence of Non-Employee Directors. The Company believes that the classified board structure enhances the independence of the non-employee directors who sit on the Board by providing them with a longer assured term of office. The Company also believes that the longer term reduces management’s ability to pressure directors to act too quickly in an uninformed manner. With three-year terms, directors do not have to continually consider an upcoming nomination for re-election the following year.

      Negotiations With Potential Acquirers. A classified board may deter potential acquirers from attempting to gain control of the Company through devices that are not in the best interest of all stockholders, and it encourages potential acquirers to negotiate with the Board. Because at least two annual meetings of stockholders generally are required to effect a change in control of the Board, classification provides the incumbent directors with adequate time to review any takeover proposal, study appropriate alternatives and negotiate the best result for all stockholders.

      Accountability. Regardless of the length of their term, the Company’s directors are required to uphold their fiduciary duties to the Company and its stockholders. Thus, accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years. Furthermore, the Board has taken additional steps to foster accountability of its members. First, other than the Chairman, the Board is comprised of non-employee directors, and a majority of the Board consists of independent directors. Second, non-employee directors are required to purchase shares of common stock of the Company as a condition to membership on the Board. As investors in the Company, the directors have an added incentive to promote the long-term success of the Company. Third, the Board has recently adopted Director Independence Standards for determining the independence of its members and applied those standards to all directors to evaluate whether they are independent under NYSE proposed rules. The Board also adopted Corporate Governance Guidelines which address areas affecting the accountability of each director to the Company and its stockholders, including, among other things: director responsibilities; director qualifications; independence of a majority of the Board as defined in the Company’s Director Independence Standards; continuing education of Board members; and director attendance at meetings.

      For the foregoing reasons, the Board has determined that retention of the classified Board is in the best interest of the Company and its collective stockholders.

      ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL, AND YOUR PROXY WILL BE SO

VOTED UNLESS YOU SPECIFY OTHERWISE. The affirmative vote of holders of a majority of shares present or by proxy at the meeting and entitled to vote on this matter is necessary to approve this stockholder proposal.

PROPOSAL 8

STOCKHOLDER PROPOSAL CONCERNING INDEXED OPTIONS

      The Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, P.O. Box 4000, Burlington, Massachusetts 01803-0900, the owner of 3,700 shares of Common Stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Resolved, that the shareholders of Safeway Inc. (the “Company”) request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company’s stock price performance exceeds the peer group performance level.

      Statement of Support: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

      Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company’s primary competitors. The resolution requests that the Company’s Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company’s proxy statement to compare 5 year stock price performance.

      Implementing an indexed stock option plan would mean that our Company’s participating executives would receive payouts only if the Company’s stock price performance was better than that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company’s stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

      At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform.

Board Recommendation

      The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that its approach to executive compensation, of which stock options is one important component, is performance-based. The Company’s executive compensation program, which includes salary, cash bonus and stock option components, is administered by the Executive Compensation

Committee. The Executive Compensation Committee consists of five non-management directors. The Committee reviews and approves the Company’s goals and objectives relevant to compensation of executive officers, stays informed as to market levels of compensation and sets compensation levels for the Company’s executive officers that correspond to the Company’s goals and objectives. Specifically, the Section 162(m) Subcommittee of the Executive Compensation Committee recommends stock option grants for executive officers based in part on overall financial, strategic and operational Company performance, improvement in market value of the Company’s stock, individual performance and competitive compensation levels. Of these factors, the most significance is accorded to overall Company performance and improvement in the market value of the Company’s stock. Further, the value of the Company’s stock options is directly dependent on the performance of the Company — holders of such options realize no gain on stock options without an increase in the market price of the Company’s common stock which, of course, benefits all stockholders. Thus, the Company believes that its stock options are inherently performance-based.

The Executive Compensation Committee regularly examines the compensation practices of similar companies and companies in various industry groups to assure the appropriateness, from a competitive standpoint, of executive compensation, including stock options. The Company believes that it must offer a competitive compensation program to attract and retain the most qualified executives to manage its business. Most of the companies with which the Company competes offer compensation in the form of stock options. If the Company implemented an indexed stock option plan, as called for in the stockholder proposal, the Company believes its stock option program would compare less favorably to the programs of other comparable companies, and that the Company would be disadvantaged in the competition to attract qualified executives.

Finally, the proposal fails to state that, if adopted, it would have serious and adverse accounting implications for the Company. To date, the Company’s options have had a fixed exercise price equal to the market price, and therefore the Company has not been required to record on its income statement any expense related to stock option grants. The Company believes that stockholders’ concern regarding the grant and exercise of stock options is the dilutive effect on earnings per share, not the effect on net income, which is already reflected in the Company’s financial statements. Under the proposal, the exercise price of performance-based options would not be known on the date of grant. Under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, the Company would be required to periodically remeasure the compensation expense of such performance-based options and report the expense in its quarterly earnings until the performance target is resolved and the exercise price of the options is known. As there currently is no standardized method for determining the fair market value of stock options, the use of performance-based options could have a material impact on the Company’s calculation of expense, which in turn, could affect the Company’s net income and earnings per share.

The Company believes that its existing executive compensation program, including its methods of granting and pricing stock options, is in the best interest of the Company. The Company believes that the proposal would undermine stockholder interests both by adversely affecting the Company’s ability to attract and retain qualified executives and by resulting in an accounting change that could depress the Company’s net income and earnings per share.

      ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. The affirmative vote of holders of a majority of shares present or by proxy at the meeting and entitled to vote on this matter is necessary to approve this stockholder proposal.

GENERAL

Stockholder Proposals

      Stockholder proposals for inclusion in the 2004 Proxy Statement must be received at the Company’s principal executive offices on or before December 4, 2003. In addition, all stockholder proposals for inclusion in the 2004 Proxy Statement must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing 50 to 75 days before the meeting (or, if less than 65 days’ notice or prior public disclosure of the meeting date is given, within 15 days after such notice was mailed or publicly disclosed, whichever first occurs). Such notice must set forth certain information specified in the Company’s Bylaws.

Annual Report

      The Company’s Annual Report to Stockholders for the fiscal year ended December 28, 2002 is being mailed to all stockholders of record with this Proxy Statement.

By Order of the Board of Directors,

ROBERT A. GORDON
Secretary

Dated: April 4, 2003

EXHIBIT A

SAFEWAY INC.

RESTATED AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors

October 15, 2002

Organization

      There shall be a committee of the Board of Directors of Safeway Inc. (the “Corporation”) to be known as the Audit Committee (the “Committee”). The Committee shall be composed of at least three directors who are financially literate, independent of the management of the Corporation, and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. At least one member shall have accounting or related financial management expertise.

Statement of Policy

      The Committee shall provide assistance to the Board of Directors in fulfilling the Board’s responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

Responsibilities

      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

      The Committee shall have the following functions, powers and duties:

(a) The Committee shall annually review and reassess the Audit Committee Charter.

(b) The Committee shall direct management to prepare an annual confirmation to the New York Stock Exchange, so long as the Corporation’s stock is traded on such exchange, regarding:

•	Any determination that the Board has made regarding the independence of Committee members;

•	The financial literacy of the Committee members;

•	The determination that at least one member of the Committee has accounting or related financial management expertise;

•	The annual review and reassessment of the adequacy of the Audit Committee Charter.

(c) The Committee shall prepare an Audit Committee Report, over the names of the members of the Committee, to be included in the Corporation’s proxy statement for its annual meeting of stockholders, which Report shall include the disclosure items required by the Securities and Exchange Commission.

(d) The Committee shall assist the Board of Directors in overseeing:

•	The integrity of the Corporation’s financial statements;

•	The Corporation’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the Corporation’s internal audit function and independent auditors.

(e) At least once annually, the Committee shall meet with and review with the independent auditors:

•	The purpose, scope and general extent of their services (including, without limitation, the extent of non-audit services provided by the independent auditors);

•	The independent auditors’ engagement letter;

•	The fees for audit and non-audit services;

•	The experience and qualifications of the senior members of the independent audit team and the rotation plan for audit team leadership;

•	The audit firm’s internal quality control procedures; and

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding 5 years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(f) The Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation, and the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

(g) The Committee shall meet with and review with the independent auditors the results of their annual examination. Such reviews shall include:

•	The financial statements (including, without limitation, the Corporation’s annual report to stockholders and Form 10-K);

•	The related independent auditors’ opinion;

•	The annual management letter containing the independent auditors’ comments and recommendations and management’s response thereto;

•	The cooperation received from management during conduct of the independent audit, particularly with regard to any restrictions management may have placed, or attempted to place, upon the scope of the audit;

•	The extent to which prior recommendations with regard to internal controls have been implemented;

•	The independent auditors’ findings and recommendations relating to:

•	The Corporation’s accounting practices;

•	Internal controls;

•	Financial reporting policies;

•	Accounting personnel and organization;

•	Compliance with established codes of conduct of the Corporation.

•	The scope of issues and accounting matters discussed with the National Office of such independent audit firm;

•	Any other matters that the independent auditors bring to the attention of the Committee, including any audit problems or difficulties and management’s response thereto;

•	The Committee shall be notified by management and the independent auditor when management is seeking a second opinion on any significant accounting issue, or when the independent auditor has issued a preferability letter on a generally accepted accounting principle.

At least once annually, and whenever deemed appropriate by the Committee or the independent auditors, some portion of their meeting shall be conducted exclusively with the Committee members and the independent auditors.

None of the above shall be interpreted so as to restrict access to the Board of Directors by the independent auditors of the Corporation.

The independent auditors shall be ultimately accountable to the Board of Directors and the Committee as representatives of the stockholders. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement of the Corporation).

(h) The Committee chair will meet with management prior to each quarterly earnings release to review earnings including, but not limited to, status of operations, consistency of accounting policies, or large or unusual transactions. The independent auditors will participate in such meetings and report on the results of their quarterly review.

(i) The Committee shall meet with and review with the chief internal auditor (“General Auditor”) of the Corporation:

•	The scope of his/her procedures, reports and recommendations;

•	The cooperation received from management;

•	The extent to which prior recommendations have been implemented;

•	Compliance with established codes of conduct of the Corporation; and

•	Any other matters that the General Auditor brings to the attention of the Committee.

At least once annually, and whenever deemed appropriate by the Committee or the General Auditor of the Corporation, some portion of their meeting shall be conducted exclusively with the Committee members and the General Auditor.

None of the above shall be interpreted so as to restrict access to the Board of Directors or the Chief Executive Officer by the General Auditor whenever he/she deems it appropriate.

(j) At least annually, and whenever deemed appropriate by the Committee and/or management, the Committee shall meet and review with management of the Corporation:

•	The financial statements (including, without limitation, the Corporation’s annual report to stockholders and Form 10-K);

•	The annual Audit Committee Report required to be included in the Corporation’s annual proxy statement;

•	Management’s report on:

•	the status of reserves;

•	any off-balance-sheet financing arrangements;

•	equity investments;

•	Special Purpose Entities.

•	Management’s report on the status of compliance with the Corporation’s Code of Conduct;

•	Management’s report on matters that raise material issues regarding the Corporation’s financial statements or accounting policies, such as:

•	correspondence with regulators or governmental agencies;

•	employee complaints or whistleblowers;

•	outside published reports.

•	The general content and presentation of earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	The Corporation’s policies regarding risk assessment and risk management.

(k) The Committee shall review, prior to engagement, any proposed engagements of the Corporation’s independent auditors for non-audit services.

(l) The Committee shall set hiring policies for hiring as an officer or executive officer of the Corporation any employee/partner or former employee/partner of the firm of independent auditors.

(m) The Committee shall have the power to retain, in appropriate circumstances, outside legal, accounting or other advisors having special competence to assist the Committee. In such circumstances, the Committee shall report to the Board of Directors its retention of outside advisors.

(n) The Committee shall perform such other functions as may from time to time be delegated to it by the Board of Directors.

(o) The Committee shall function in accordance with the following procedures:

•	The Committee shall report regularly to the full Board of Directors;

•	Director’s fees are the only compensation the Committee members may receive from the Corporation;

•	The Committee normally shall meet at least twice a year and shall have such additional meetings as are called by the Chair of the Committee; and

•	Copies of the minutes of the Committee’s meetings shall be distributed to each member of the Board of Directors and filed by the Secretary of the Corporation in the minute book of the Committee.

EXHIBIT B

AMENDMENT TO THE 1999

AMENDED AND RESTATED EQUITY PARTICIPATION PLAN
OF
SAFEWAY INC.

      Safeway Inc., a Delaware corporation (the “Company”), adopted the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. (the “Plan”), effective upon the approval of the Plan by the stockholders of the Company. The stockholders of the Company approved the Plan at the Company’s meeting of stockholders held on May 11, 1999. The Company desires to amend the Plan to increase the aggregate number of shares of Common Stock (as defined in the Plan) which may be issued under the Plan and modify the Plan in certain other respects.

      Pursuant to Section 11.2 of the Plan, the Board of Directors of the Company (the “Board”), as an “Administrator” (as defined in the Plan), hereby adopts this Amendment to the Plan, subject to the approval of this Amendment by the stockholders of the Company within 12 months of such adoption. The provisions of the Plan (as amended by this Amendment) that provide for the grant of Incentive Stock Options (as defined in the Plan) shall be deemed to be a new plan for purposes of the application of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

      This Amendment to the Plan shall be effective upon the approval of this Amendment by the stockholders of the Company within 12 months of the adoption of this Amendment by the Board (except that upon such approval, Sections 6 and 9 of the Amendment shall be effective as of July 30, 2002). This Amendment shall be presented to the stockholders of the Company for approval, and such approval shall be deemed to be the approval of the Plan (as amended by this Amendment) for purposes of Sections 162(m) and 422 of the Code. In the event that the stockholders of the Company fail to so approve this Amendment, this Amendment shall not become effective and shall be null and void, and the Plan (as in effect prior to this Amendment) shall remain in full force and effect in accordance with the terms thereof.

      1. Section 1.7 of the Plan is hereby amended to read in its entirety as follows:

1.7 Bonus Plan. “Bonus Plan” shall mean the 2001 Amended and Restated Operating Performance Bonus Plan for Executive Officers of Safeway Inc.

      2. Section 1.27 of the Plan is hereby amended to read in its entirety as follows:

1.27 Performance Criteria.

(a) “Performance Criteria” shall mean any one or more of the following business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof: (i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow, (v) earnings per share of Common Stock, (vi) return on equity, (vii) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) appreciation in the Fair Market Value of a share of Common Stock, (xi) identical store sales, (xii) operating profit, (xiii) working capital, and (xiv) earnings before any one or more of the following items: (1) interest, (2) taxes, (3) depreciation or (4) amortization; provided that each of the business criteria described in clauses (i) through (xiv) shall be determined in accordance with generally accepted accounting principles (“GAAP”).

(b) For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the business criteria described in clauses (i) through (xiv) of subsection (a) for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (v) attributable to the business operations of any entity acquired by the Company during the fiscal year.

      3. Subsection 2.1(a) of the Plan is hereby amended to read in its entirety as follows:

(a) The shares of stock subject to Awards shall be shares of the Company’s Common Stock, par value $0.01 per share. The aggregate number of such shares which may be issued pursuant to or upon exercise of any such Awards under the Plan shall not exceed thirty-nine million (39,000,000), of which no more than one million nine hundred fifty thousand (1,950,000) may be granted or issued as Restricted Stock, Stock Payments or Deferred Stock or pursuant to Awards having an exercise or purchase price, as applicable, of less than 100% of Fair Market Value on the date of grant or issuance (exclusive of stock issued pursuant to the Bonus Plan). Of the shares of Common Stock issuable under the terms of the Plan, as of May 11, 1999, options to purchase 1,764,256 shares of Common Stock had been granted under the Prior Plans. The shares of Common Stock issuable pursuant to or upon exercise of any such Awards may be either previously authorized but unissued shares or treasury shares.

      4. Subsection 6.2(d) of the Plan is hereby amended to read in its entirety as follows:

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion: (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) allow payment through any combination of the consideration provided in the foregoing clauses (ii), (iii) and (iv); provided, however, that payment in the manner prescribed by the preceding clauses shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

      5. Section 11.2 of the Plan is hereby amended in its entirety as follows:

11.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Board, no action of the Administrator may (a) except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan or (b) materially increase the benefits available to participants under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Options be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 11.5.

      For purposes of the preceding sentence, the adoption by the Board of an amendment to the Plan increasing the aggregate number of shares of Common Stock issuable under the Plan, and the approval of such amendment by the stockholders of the Company within twelve months pursuant to Section 11.5, shall be treated as the adoption of the Plan by the Board, and the approval of the Plan by the Company’s stockholders, respectively.

      6. Subsection 11.4(e) of the Plan is hereby amended to read in its entirety as follows:

(e) Purchase Stock may be purchased solely by delivery to the Secretary of the Company each of the following:

(i) A purchase agreement, as approved by the Committee, executed by the Independent Director,

(ii) Full payment (in cash or by check) of the purchase price of the Purchase Stock, and

(iii) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes.

      7. Section 11.5 of the Plan is hereby amended to read in its entirety as follows:

11.5 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of the Plan, and any amendment to the Plan increasing the aggregate number of shares of Common Stock issuable under the Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s adoption of such amendment. In addition, to the extent required under Section 162(m) of the Code, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Performance Criteria.

      8. Section 11.6 of the Plan is hereby amended to read in its entirety as follows:

11.6 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state and local income tax and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.

      9. Section 11.7 of the Plan is hereby amended to read in its entirety as follows:

11.7 Loans. The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee. Notwithstanding the foregoing, no loan shall be made to an Employee under this Section to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law. In the event that the Administrator determines in its discretion that any loan under this Section is or will become prohibited by Section 13(k) of the Exchange Act or other applicable law, the Administrator may provide that such loan is immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

      IN WITNESS WHEREOF, Safeway Inc. has hereunder adopted this Amendment to the Plan as indicated by the signature of its duly authorized officer this 25th day of February, 2003.

SAFEWAY INC.

By:	/s/ ROBERT A. GORDON

Robert A. Gordon
Title: Senior Vice President, General Counsel & Secretary

Printed on recycled paper

SAFEWAY INC.
PROXY — For the Annual Meeting — May 15, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PROXY

The undersigned, having received the Notice of Meeting and Proxy Statement dated April 4, 2003, appoints Steven A. Burd and Robert A. Gordon, and each or either of them as Proxies, with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the San Ramon Marriott Hotel, 2600 Bishop Drive, San Ramon, California on Thursday, May 15, 2003 at 1:30 p.m. or at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED UNDER ITEM (1), “FOR” THE PROPOSAL DESCRIBED IN ITEM (2), “FOR” THE PROPOSAL DESCRIBED IN ITEM (3), “FOR” THE PROPOSAL DESCRIBED IN ITEM (4), AND “AGAINST” THE STOCKHOLDER PROPOSALS DESCRIBED IN ITEMS (5), (6), (7) and (8), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING PROXY STATEMENT. IF ANY OF THE NAMED NOMINEES SHOULD BECOME UNAVAILABLE PRIOR TO THE ANNUAL MEETING, THE PROXY WILL BE VOTED FOR ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

Please mark your
X	votes as in this
example.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4 and AGAINST stockholder proposals 5, 6, 7 and 8.

		FOR	WITHHELD

1.	Election of			Nominees:
	Directors			James H. Greene, Jr. Paul Hazen Hector Ley Lopez

For, except vote withheld for the following nominee(s):

Please date and sign exactly as name appears hereon. Joint owners should each sign. The full name or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.

SIGNATURE(S)	DATE

		FOR	AGAINST	ABSTAIN

2.	Appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2003.	☐	☐	☐

3.	Approval of amendment to the 1999 Amended and Restated Equity Participation Plan of Safeway Inc.	☐	☐	☐

4.	Reapproval of the Capital Performance Bonus Plan for Executive Officers of Safeway Inc.	☐	☐	☐

5.	Stockholder proposal on “poison pills”	☐	☐	☐

6.	Stockholder proposal on expensing the costs of stock options.	☐	☐	☐

7.	Stockholder proposal on Board declassification.	☐	☐	☐

8.	Stockholder proposal on indexed stock options.	☐	☐	☐

9.	In accordance with the judgments of the proxies, upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.	☐	☐	☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU WOULD LIKE TO ACCESS FUTURE PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY

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